CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount of Securities to be Registered(1)	Aggregate Market Price(2)	Amount of Registration Fee(2)

Global Medium-Term Notes, Series A	1,000,000	$19,540,000	$1,967.68

(1)          The amount of Securities to be registered relates to an additional $50,000,000 principal amount of iPath® Bloomberg Coffee Subindex Total ReturnSM ETN (the “ETNs”) due June 24, 2038 offered pursuant to this pricing supplement.

(2)          Calculated in accordance with Rule 457(c) of the Securities Act of 1933 based on $19.54 per ETN, which is the average of the high and low prices reported on NYSE Arca on May 10, 2016.

Pricing Supplement dated May 11, 2016 to the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013

$350,000,000 iPath® Bloomberg Agriculture Subindex Total ReturnSM ETN

$125,000,000 iPath® Bloomberg Aluminum Subindex Total ReturnSM ETN

$450,000,000 iPath® Bloomberg Coffee Subindex Total ReturnSM ETN

$325,000,000 iPath® Bloomberg Copper Subindex Total ReturnSM ETN

$150,000,000 iPath® Bloomberg Cotton Subindex Total ReturnSM ETN

$250,000,000 iPath® Bloomberg Energy Subindex Total ReturnSM ETN

$362,500,000 iPath® Bloomberg Grains Subindex Total ReturnSM ETN

$250,000,000 iPath® Bloomberg Industrial Metals Subindex Total ReturnSM ETN

$450,000,000 iPath® Bloomberg Livestock Subindex Total ReturnSM ETN

$767,500,000 iPath® Bloomberg Natural Gas Subindex Total ReturnSM ETN

$250,000,000 iPath® Bloomberg Nickel Subindex Total ReturnSM ETN

$175,000,000 iPath® Bloomberg Platinum Subindex Total ReturnSM ETN

$125,000,000 iPath® Bloomberg Precious Metals Subindex Total ReturnSM ETN

$162,500,000 iPath® Bloomberg Softs Subindex Total ReturnSM ETN

$160,000,000 iPath® Bloomberg Sugar Subindex Total ReturnSM ETN

$175,000,000 iPath® Bloomberg Tin Subindex Total ReturnSM ETN

This pricing supplement relates to 16 series of iPath® Exchange-Traded Notes (the “ETNs”) that Barclays Bank PLC may issue from time to time.  Each of the 16 series of ETNs is linked to a sub-index of the Bloomberg Commodity Index Total ReturnSM (the “Commodity Index” or the “BCOM Index”), (the “Sub-Indices”, and together with the Commodity Index, the “Indices”).  The ETNs do not guarantee any return of principal at maturity and do not pay any interest during their term. Instead, you will receive a cash payment in U.S. dollars at maturity or upon early redemption based on the performance of the Index to which your ETNs are linked, less an investor fee.

You may lose some or all of your principal if you invest in the ETNs. Any payment on the ETNs at or prior to maturity is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.  See “Risk Factors” beginning on page PS-11 of this pricing supplement for risks relating to an investment in the ETNs.

The principal terms of each series of ETNs are as follows:

Issuer: Barclays Bank PLC

Series: Global Medium-Term Notes, Series A

Inception, Issuance and Maturity:

•                  The ETNs linked to the Bloomberg Agriculture Subindex Total ReturnSM (the “Agriculture ETNs”), the Bloomberg Copper Subindex Total ReturnSM (the “Copper ETNs”), the Bloomberg Energy Subindex Total ReturnSM (the “Energy ETNs”), the Bloomberg Grains Subindex Total ReturnSM (the “Grains ETNs”), the Bloomberg Industrial Metals Subindex Total ReturnSM (the “Industrial Metals ETNs”), the Bloomberg Livestock Subindex Total ReturnSM (the “Livestock ETNs”), the Bloomberg Natural Gas Subindex Total ReturnSM (the “Natural Gas ETNs”) and the Bloomberg Nickel Subindex Total ReturnSM (the “Nickel ETNs”), were each first sold on October 23, 2007; were each first issued on October 26, 2007; and are each due on October 22, 2037.

•                  The ETNs linked to the Bloomberg Aluminum Subindex Total ReturnSM (the “Aluminum ETNs”), the Bloomberg Coffee Subindex Total ReturnSM (the “Coffee ETNs”), the Bloomberg Cotton Subindex Total ReturnSM (the “Cotton ETNs”), the Bloomberg Platinum Subindex Total ReturnSM (the “Platinum ETNs”), the Bloomberg Precious Metals Subindex Total ReturnSM (the “Precious Metals ETNs”), the Bloomberg Softs Subindex Total ReturnSM (the “Softs ETNs”), the Bloomberg Sugar Subindex Total ReturnSM (the “Sugar ETNs”) and the Bloomberg Tin Subindex Total ReturnSM (the “Tin ETNs”) were each first sold on June 24, 2008; were each first issued on June 27, 2008; and each will be due on June 24, 2038.

Underlying Indices: The return on each series of ETNs is linked to the performance of the Index to which those ETNs are linked. The Commodity Index is designed to be a benchmark for commodities as an asset class, and the Sub-Indices are each designed to be benchmarks for specific types of commodities as an asset class.  Each Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contract or contracts on the physical commodity or commodities comprising the relevant Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.  On July 1, 2014, UBS Securities LLC (collectively with its affiliates, “UBS”) entered into a Commodity Index License Agreement with Bloomberg Finance L.P. (collectively with its affiliates “Bloomberg” and together with UBS, the “Index Sponsors”), whereby UBS has engaged Bloomberg’s services for calculation, publication, administration and marketing of the Bloomberg Commodity IndexesSM.

Payment at Maturity: If you hold your ETNs to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to (1) the principal amount of your ETNs times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.

Index Factor: The index factor for a series of ETNs on any given day will be equal to the closing value of the Index to which those ETNs are linked on that day divided by the initial index level. The initial index level is the closing value of the underlying Index on the inception date of the ETNs.

Cover Page, continued:

Secondary Market:  We have listed the ETNs on the NYSE Arca stock exchange (“NYSE Arca”).  The ticker symbols, CUSIP numbers and ISINs for the respective ETNs are as follows:

ETN	Ticker Symbol	CUSIP	ISIN

iPath® Bloomberg Agriculture Subindex Total ReturnSM ETN	JJA	06739H206	US06739H2067
iPath® Bloomberg Aluminum Subindex Total ReturnSM ETN	JJU	06739H321	US06739H3214
iPath® Bloomberg Coffee Subindex Total ReturnSM ETN	JO	06739H297	US06739H2976
iPath® Bloomberg Copper Subindex Total ReturnSM ETN	JJC	06739F101	US06739F1012
iPath® Bloomberg Cotton Subindex Total ReturnSM ETN	BAL	06739H271	US06739H2711
iPath® Bloomberg Energy Subindex Total ReturnSM ETN	JJE	06739H750	US06739H7504
iPath® Bloomberg Grains Subindex Total ReturnSM ETN	JJG	06739H305	US06739H3057
iPath® Bloomberg Industrial Metals Subindex Total ReturnSM ETN	JJM	06738G407	US06738G4073
iPath® Bloomberg Livestock Subindex Total ReturnSM ETN	COW	06739H743	US06739H7439
iPath® Bloomberg Natural Gas Subindex Total ReturnSM ETN	GAZ	06739H644	US06739H6449
iPath® Bloomberg Nickel Subindex Total ReturnSM ETN	JJN	06739F119	US06739F1194
iPath® Bloomberg Platinum Subindex Total ReturnSM ETN	PGM	06739H255	US06739H2554
iPath® Bloomberg Precious Metals Subindex Total ReturnSM ETN	JJP	06739H248	US06739H2489
iPath® Bloomberg Softs Subindex Total ReturnSM ETN	JJS	06739H230	US06739H2307
iPath® Bloomberg Sugar Subindex Total ReturnSM ETN	SGG	06739H214	US06739H2141
iPath® Bloomberg Tin Subindex Total ReturnSM ETN	JJT	06739H198	US06739H1986

To the extent an active secondary market in any series of the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We are not required to maintain any listing of any series of ETNs on NYSE Arca or any other securities exchange.

Early Redemption: Subject to the notification requirements described below, you may redeem your ETNs on any redemption date during the term of the ETNs. If you redeem your ETNs, you will receive a cash payment in U.S. dollars on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your ETNs times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date. You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date.

Redemption Mechanics: In order to redeem your ETNs on a redemption date, you must deliver a notice of redemption to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date and follow the procedures set forth under “Specific Terms of the ETNs — Redemption Procedures”. If you fail to comply with these procedures, your notice will be deemed ineffective.

Valuation Date: Valuation date means:

•                  in the case of the Agriculture ETNs, Copper ETNs, Energy ETNs, Grains ETNs, Industrial Metals ETNs, Livestock ETNs, Natural Gas ETNs and Nickel ETNs, each business day from October 24, 2007 to October 15, 2037, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.  We refer to Thursday, October 15, 2037 as the “final valuation date” for these series of ETNs; and

•                  in the case of the Aluminum ETNs, Coffee ETNs, Cotton ETNs, Platinum ETNs, Precious Metals ETNs, Softs ETNs, Sugar ETNs and Tin ETNs each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.  We refer to June 17, 2038 as the “final valuation date” for these series of ETNs.

Redemption Date: A redemption date for each series of ETNs is the third business day following each valuation date (other than the final valuation date).  The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.

Investor Fee: The investor fee for a series of ETNs is equal to 0.75% per year times the principal amount of your ETNs times the applicable index factor, calculated on a daily basis in the following manner: The accrued investor fee on the inception date of the ETNs was equal to zero. On each subsequent calendar day until maturity or early redemption, the accrued investor fee will increase by an amount equal to (1) 0.75% per year times (2) the principal amount of your ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.  Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the underlying Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon redemption.  Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.

Previous Issuances:  The 16 series of ETNs were issued prior to the date of this pricing supplement, at the following times and in the following amounts:

•                  Agriculture ETNs:  5,000,000 Agriculture ETNs, principal amount $50 each, were issued on October 26, 2007, an additional 750,000 Agriculture ETNs, principal amount $50 each, were issued on March 22, 2011, an additional 750,000 Agriculture ETNs, principal amount $50 each, were issued on March 25, 2011 and an additional 500,000 Agriculture ETNs, principal amount $50 each, were issued on March 30, 2011.

•                  Copper ETNs:  5,000,000 Copper ETNs, principal amount $50 each, were issued on October 26, 2007 and an additional 1,500,000 Copper ETNs, principal amount $50 each, were issued on January 13, 2011.

•                  Energy ETNs:  5,000,000 Energy ETNs, principal amount $50 each, were issued on October 26, 2007.

Cover Page, continued:

•                  Grains ETNs:  5,000,000 Grains ETNs, principal amount $50 each, were issued on October 26, 2007, an additional 1,250,000 Grains ETNs, principal amount $50 each, were issued on February 4, 2011, and an additional 1,000,000 Grains ETNs, principal amount $50 each, were issued on February 14, 2011.

•                  Industrial Metals ETNs:  5,000,000 Industrial Metals ETNs, principal amount $50 each, were issued on October 26, 2007.

•                  Livestock ETNs:  5,000,000 Livestock ETNs, principal amount $50 each, were issued on October 26, 2007, an additional 1,000,000 Livestock ETNs, principal amount $50 each, were issued on June 16, 2008, an additional 1,000,000 Livestock ETNs, principal amount $50 each, were issued on June 23, 2008, an additional 1,000,000 Livestock ETNs, principal amount $50 each, were issued on June 23, 2008, and an additional 1,000,000 Livestock ETNs, principal amount $50 each, were issued on June 25, 2008.

•                  Natural Gas ETNs:  5,000,000 Natural Gas ETNs, principal amount $50 each, were issued on October 26, 2007, an additional 5,000,000 Natural Gas ETNs, principal amount $50 each, were issued on June 15, 2009, an additional 2,500,000 Natural Gas ETNs, principal amount $50 each, were issued on August 20, 2009, and an additional 2,850,000 Natural Gas ETNs, principal amount $50 each, were issued on August 25, 2009.

•                  Nickel ETNs:  5,000,000 Nickel ETNs, principal amount $50 each, were issued on October 26, 2007.

•                  Aluminum ETNs:  2,500,000 Aluminum ETNs, principal amount $50 each, were issued on June 27, 2008.

•                  Coffee ETNs:  500,000 Coffee ETNs, principal amount $50 each, were issued on June 27, 2008, an additional 200,000 Coffee ETNs, principal amount $50 each, were issued on November 11, 2010, an additional 300,000 Coffee ETNs, principal amount $50 each, were issued on March 14, 2011, an additional 1,000,000 Coffee ETNs, principal amount $50 each were issued on May 6, 2011, an additional 1,000,000 Coffee ETNs, principal amount $50 each were issued on May 10, 2011, an additional 800,000 Coffee ETNs, principal amount $50 each were issued on January 30, 2013, an additional 200,000 Coffee ETNs, principal amount $50 each were issued on August 6, 2013, an additional 500,000 Coffee ETNs, principal amount $50 each were issued on August 28, 2013, an additional 500,000 Coffee ETNs, principal amount $50 each were issued on October 28, 2013, an additional 500,000 Coffee ETNs, principal amount $50 each were issued on December 10, 2013, an additional 500,000 Coffee ETNs, principal amount $50 each were issued on January 16, 2014, an additional 2,000,000 Coffee ETNs, principal amount $50 each were issued on January 27, 2014 and an additional 1,000,000 Coffee ETNs, principal amount $50 each, are expected to be issued on May 12, 2016.

•                  Cotton ETNs:  500,000 Cotton ETNs, principal amount $50 each, were issued on June 27, 2008, an additional 250,000 Cotton ETNs, principal amount $50 each, were issued on October 21, 2009, an additional 250,000 Cotton ETNs, principal amount $50 each, were issued on November 11, 2010, an additional 250,000 Cotton ETNs, principal amount $50 each, were issued on February 9, 2011, an additional 500,000 Cotton ETNs, principal amount $50 each, were issued on March 21, 2011, an additional 500,000 Cotton ETNs, principal amount $50 each, were issued on March 22, 2011 and an additional 750,000 Cotton ETNs, principal amount $50 each, were issued on March 24, 2011.

•                  Platinum ETNs:  2,500,000 Platinum ETNs, principal amount $50 each, were issued on June 27, 2008 and an additional 1,000,000 Platinum ETNs, principal amount $50 each, were issued on August 20, 2009.

•                  Precious Metals ETNs:  2,500,000 Precious Metals ETNs, principal amount $50 each, were issued on June 27, 2008.

•                  Softs ETNs:  1,000,000 Softs ETNs, principal amount $50 each, were issued on June 27, 2008, an additional 250,000 Softs ETNs, principal amount $50 each, were issued on February 4, 2011, an additional 250,000 Softs ETNs, principal amount $50 each, were issued on March 3, 2011, an additional 500,000 Softs ETNs, principal amount $50 each, were issued on March 21, 2011, an additional 500,000 Softs ETNs, principal amount $50 each, were issued on March 22, 2011., and an additional 750,000 Softs ETNs, principal amount $50 each, were issued on March 25, 2011.

•                  Sugar ETNs:   500,000 Sugar ETNs, principal amount $50 each, were issued on June 27, 2008, an additional 250,000 Sugar ETNs, principal amount $50 each, were issued on August 20, 2009, an additional 500,000 Sugar ETNs, principal amount $50 each, were issued on September 4, 2009, an additional 250,000 Sugar ETNs, principal amount $50 each, were issued on April 1, 2010, an additional 200,000 Sugar ETNs, principal amount $50 each, were issued on April 15, 2010, an additional 500,000 Sugar ETNs, principal amount $50 each, were issued on June 17, 2015 and an additional 1,000,000 Sugar ETNs, principal amount $50 each, are expected to be issued on December 15, 2015.

•                  Tin ETNs:  2,500,000 Tin ETNs, principal amount $50 each, were issued on June 27, 2008 and an additional 1,000,000 Tin ETNs, principal amount $50 each, were issued on March 24, 2011.

Sale to Public:  We sold a portion of the ETNs on the inception date at 100% of their stated principal amount.  The remainder of the ETNs of each series will be offered and sold from time to time through Barclays Capital Inc., as agent.  Sales of the ETNs by us after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices.  Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the ETNs.  Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

We may use this pricing supplement in the initial sale of ETNs. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any ETNs after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The ETNs are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these ETNs or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Patent pending

Pricing Supplement dated May 11, 2016

Issued in denominations of $50

Temporary Suspension of Further Issuances of iPath® Bloomberg Natural Gas Subindex Total ReturnSM ETNs and Temporary Suspension of Further Sales and Issuances of iPath® Bloomberg Platinum Subindex Total ReturnSM ETNs.

On August 21, 2009, Barclays Bank PLC announced that it was temporarily suspending further issuances of the iPath® Bloomberg Natural Gas Subindex Total ReturnSM ETNs (“Natural Gas ETNs”), which was effective following the issuance of the 2,850,000 Natural Gas ETNs on August 25, 2009 as specified herein. On October 15, 2009, Barclays Bank PLC announced that it was temporarily suspending further sales from inventory and further issuances of the iPath® Bloomberg Platinum Subindex Total ReturnSM ETNs (“Platinum ETNs”) As described in this pricing supplement, under the heading “Risk Factors—The Market Value of Each Series of ETNs May Be Influenced by Many Unpredictable Factors”, the market value of the ETNs, including the Natural Gas ETNs and the Platinum ETNs, may be influenced by, among other things, the levels of supply and demand for such ETNs.  It is possible that this suspension may influence the market value of the Natural Gas ETNs and the Platinum ETNs.  Barclays Bank PLC believes that the limitations on issuance and sale implemented may cause an imbalance of supply and demand in the secondary market for the Natural Gas ETNs and the Platinum ETNs, which may cause the Natural Gas ETNs and the Platinum ETNs to trade at a premium or discount in relation to their indicative value.  Therefore, any purchase of the Natural Gas ETNs or the Platinum ETNs in the secondary market may be at a purchase price significantly different from their indicative value.

For information on the current regulatory review and its potential impact on the ETNs, please refer to the section titled “Risk Factors—Changes in Law or Regulation Relating to Commodities Futures Contracts May Adversely Affect the Market Value of your ETNs and the Amounts Payable on Your ETNs” in this pricing supplement.

PRICING SUPPLEMENT

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-6
DESCRIPTION OF MEDIUM-TERM NOTES	S-35
TERMS OF THE NOTES	S-40
INTEREST MECHANICS	S-46
CERTAIN FEATURES OF THE NOTES	S-49
DESCRIPTION OF UNIVERSAL WARRANTS	S-57
TERMS OF THE WARRANTS	S-61
CERTAIN FEATURES OF THE WARRANTS	S-65
REFERENCE ASSETS	S-71
CLEARANCE AND SETTLEMENT	S-109
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-114
PLAN OF DISTRIBUTION	S-116
USE OF PROCEEDS AND HEDGING	S-125
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-126
VALIDITY OF SECURITIES	S-142

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PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	3
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF WARRANTS	18
GLOBAL SECURITIES	28
CLEARANCE AND SETTLEMENT	29
DESCRIPTION OF PREFERENCE SHARES	33
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	38
DESCRIPTION OF SHARE CAPITAL	43
TAX CONSIDERATIONS	45
EMPLOYEE RETIREMENT INCOME SECURITY ACT	62
PLAN OF DISTRIBUTION	64
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	67
WHERE YOU CAN FIND MORE INFORMATION	67
FURTHER INFORMATION	67
VALIDITY OF SECURITIES	67
EXPERTS	68
EXPENSES OF ISSUANCE AND DISTRIBUTION	69

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PRICING SUPPLEMENT SUMMARY

The following is a summary of terms of 16 series of iPath® Exchange-Traded Notes (the “ETNs”) that Barclays Bank PLC may issue from time to time, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs.  The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus and prospectus supplement. References to the “prospectus” mean our accompanying prospectus, dated July 19, 2013, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated July 19, 2013, which supplements the prospectus.

We may, without your consent, create and issue additional securities having the same terms and conditions as the ETNs. We may consolidate the additional securities to form a single class with the outstanding ETNs.  However, we are under no obligation to sell additional ETNs at any time and if we do sell additional ETNs, we may limit such sales and stop selling additional ETNs at any time.

This section summarizes the following aspects of the ETNs:

•                       What are the ETNs and how do they work?

•                       How do you redeem your ETNs?

•                       What are some of the risks of the ETNs?

•                       Is this the right investment for you?

•                       What are the tax consequences?

•                       How do the ETNs perform?

What Are the ETNs and How Do They Work?

Each series of ETNs are medium-term notes that are senior, unsecured debt obligations of Barclays Bank PLC.  The ETNs will be issued in denominations of $50.  The return on each series of ETNs is linked to a sub-index of the Bloomberg Commodity Index Total ReturnSM (the “Commodity Index” or the “BCOM Index”), (the “Sub-Indices”, and together with the Commodity Index, the “Indices”).

The Indices

Each Index is composed of one or more futures contracts on physical commodities (the “index components”) and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

UBS acquired AIG Financial Product Corp.’s commodity business as of May 6, 2009, at which time, UBS Securities LLC (collectively with its affiliates, “UBS”) and Dow Jones & Company, Inc. (“Dow Jones”) entered into an agreement to jointly market the Index.  The joint marketing agreement with Dow Jones was terminated and on July 1, 2014, UBS entered into a commodity index license agreement (“CILA”) with Bloomberg Finance L.P. (collectively with its affiliates “Bloomberg” and together with UBS, the “Index Sponsors”), whereby UBS has engaged Bloomberg’s services for calculation, publication, administration and marketing of the Indices.  As a result of Bloomberg’s assumption of these functions, on July 1, 2014, the Dow Jones-UBS Commodity IndexesSM were re-branded as the Bloomberg Commodity IndexesSM.

The Indices are as follows (for additional information on each Index, please see the section entitled “The Indices—General Information”, as well as the Index-specific sections, in this pricing supplement):

•      The Bloomberg Agriculture Subindex Total ReturnSM (the “Agriculture Sub-Index”) is designed to be a benchmark for agricultural commodities as an asset class and is currently composed of futures contracts on the following eight commodities: coffee, corn, cotton, soybean meal, soybean oil, soybeans, sugar and wheat (futures contracts for Soft (Chicago) and Hard Red Winter (Kansas City)).  We refer to the series of ETNs linked to the Agriculture Sub-Index as the “Agriculture ETNs”.

•      The Bloomberg Aluminum Subindex Total ReturnSM (the “Aluminum Sub-Index”) is designed to be a benchmark for aluminum as an asset class and is currently composed of one futures contract on the commodity of aluminum.  We refer to the series of ETNs linked to the Aluminum Sub-Index as the “Aluminum ETNs”.

•      The Bloomberg Coffee Subindex Total ReturnSM (the “Coffee Sub-Index”) is designed to be a benchmark for coffee as an asset class and is currently composed of one futures contract on the commodity of coffee.  We refer to the series of ETNs linked to the Coffee Sub-Index as the “Coffee ETNs”.

•      The Bloomberg Copper Subindex Total ReturnSM (the “Copper Sub-Index”) is designed to be a benchmark for copper as an asset class and is currently composed of one futures contract on the commodity of copper.  We refer to the series of ETNs linked to the Copper Sub-Index as the “Copper ETNs”.

•      The Bloomberg Cotton Subindex Total ReturnSM (the “Cotton Sub-Index”) is designed to be a benchmark for cotton as an asset class and is currently composed of one futures contract on the commodity of cotton.  We refer to the series of ETNs linked to the Cotton Sub-Index as the “Cotton ETNs”.

•      The Bloomberg Energy Subindex Total ReturnSM (the “Energy Sub-Index”) is designed to be a benchmark for energy-related commodities as an asset class and is currently composed of futures contracts on the following four commodities:  crude oil (futures contract for Brent crude oil and WTI crude oil), ULS diesel, natural gas and unleaded gasoline.  We refer to the series of ETNs linked to the Energy Sub-Index as the “Energy ETNs”.

•      The Bloomberg Grains Subindex Total ReturnSM (the “Grains Sub-Index”) is designed to be a benchmark for grains as an asset class and is currently composed of futures contracts on the following five commodities:  corn, soybean meal, soybean oil, soybeans and wheat (futures contracts for Soft (Chicago) and Hard Red Winter (Kansas City)).  We refer to the series of ETNs linked to the Grains Sub-Index as the “Grains ETNs”.

•      The Bloomberg Industrial Metals Subindex Total ReturnSM (the “Industrial Metals

Sub-Index”) is designed to be a benchmark for industrial metals as an asset class and is currently composed of futures contracts on the following four commodities:  aluminum, copper, nickel and zinc.  We refer to the series of ETNs linked to the Industrial Metals Sub-Index as the “Industrial Metals ETNs”.

•      The Bloomberg Livestock Subindex Total ReturnSM (the “Livestock Sub-Index”) is designed to be a benchmark for livestock as an asset class and is currently composed of futures contracts on the following two commodities:  lean hogs and live cattle.  We refer to the series of ETNs linked to the Livestock Sub-Index as the “Livestock ETNs”.

•      The Bloomberg Natural Gas Subindex Total ReturnSM (the “Natural Gas Sub-Index”) is designed to be a benchmark for natural gas as an asset class and is currently composed of one futures contract on the commodity of natural gas.  We refer to the series of ETNs linked to the Natural Gas Sub-Index as the “Natural Gas ETNs”.

•      The Bloomberg Nickel Subindex Total ReturnSM (the “Nickel Sub-Index”) is designed to be a benchmark for nickel as an asset class and is currently composed of one futures contract on the commodity of nickel.  We refer to the series of ETNs linked to the Nickel Sub-Index as the “Nickel ETNs”.

•      The Bloomberg Platinum Subindex Total ReturnSM (the “Platinum Sub-Index”) is designed to be a benchmark for platinum as an asset class and is currently composed of one futures contract on the commodity of platinum.  We refer to the series of ETNs linked to the Platinum Sub-Index as the “Platinum ETNs”.

•      The Bloomberg Precious Metals Subindex Total ReturnSM (the “Precious Metals Sub-Index”) is designed to be a benchmark for precious metals as an asset class and is currently composed of futures contracts on the following two commodities:  gold and silver.  We refer to the series of ETNs linked to the Precious Metals Sub-Index as the “Precious Metals ETNs”.

•      The Bloomberg Softs Subindex Total ReturnSM (the “Softs Sub-Index”) is designed to be a benchmark for soft commodities as an asset class and is currently composed of futures contracts on the following three commodities:  coffee, cotton and sugar.  We refer to the series of ETNs linked to the Softs Sub-Index as the “Softs ETNs”.

•      The Bloomberg Sugar Subindex Total ReturnSM (the “Sugar Sub-Index”) is designed to be a benchmark for sugar as an asset class and is currently composed of one futures contract on the commodity of sugar.  We refer to the series of ETNs linked to the Sugar Sub-Index as the “Sugar ETNs”.

•      The Bloomberg Tin Subindex Total ReturnSM (the “Tin Sub-Index”) is designed to be a benchmark for tin as an asset class and is currently composed of one futures contract on the commodity of tin.  We refer to the series of ETNs linked to the Tin Sub-Index as the “Tin ETNs”.

We refer to the Sub-Indices with multiple index components as the “multiple-component Sub-Indices”, and we refer to the Sub-Indices with a single index component as the “single-component Sub-Indices”.

Inception, Issuance and Maturity

The following series of ETNs (the “second-group ETNs”) were each first sold on October 23, 2007, which we refer to as their “inception date”:

•                       Agriculture ETNs

•                       Copper ETNs

•                       Energy ETNs

•                       Grains ETNs

•                       Industrial Metals ETNs

•                       Livestock ETNs

•                       Natural Gas ETNs

•                       Nickel ETNs

Each of these series of ETNs was first issued on October 26, 2007, and each is due on October 22, 2037.

The following series of ETNs (the “third-group ETNs”) were each first sold on June 24, 2008, which we refer to as their “inception date”:

•                       Aluminum ETNs

•                       Coffee ETNs

•                       Cotton ETNs

•                       Platinum ETNs

•                       Precious Metals ETNs

•                       Softs ETNs

•                       Sugar ETNs

•                       Tin ETNs

Each of these series of ETNs was first issued on June 27, 2008, and each will be due on June 24, 2038.

Understanding the Value of the ETNs

The “stated principal amount” is $50.00 per ETN, which is the initial offering price at which the ETNs were sold on the inception date.

The “daily redemption value” is the value of the ETNs calculated by us on a daily basis and used to determine the payment at maturity or upon early redemption.  The daily redemption for each series of ETNs on the respective initial valuation date was equal to $50.  On each subsequent calendar day until maturity or early redemption, the daily redemption for each ETN will equal (1) the principal amount of the ETNs times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date.

The “intraday indicative value” for any series of ETNs is intended to provide investors with an approximation of the effect that changes in the level of the Index underlying the ETNs during the current trading day would have on the daily redemption value of such series of ETNs from the previous day.  Intraday indicative value differs from the daily redemption value in two important respects.  First, intraday indicative value is based on the most recent Index level published by the Index Sponsor, which reflects the most recent reported sales prices for the index components, rather than the Index Factor of a series of ETNs for the immediately preceding calendar day.  Second, the intraday indicative value only reflects the investor fee for a series of ETNs at the close of business on the preceding calendar day, but does not include any adjustment for the investor fee of such series of ETNs during the course of the current day.

If you sell your ETNs on the secondary market, you will receive the “trading price” for your ETNs, which may be substantially above or below the stated principal amount, daily redemption value and/or the intraday indicative value because the trading price reflects investor supply and demand for the ETNs.  In addition, if you purchase your ETNs at a price which reflects a premium over the daily redemption value, you may experience a significant loss if you sell or redeem your ETNs at a time when such premium is no longer present in the market place or if we exercise our right to redeem the ETNs.

The intraday indicative value is calculated and published by NYSE Euronext (NYSE) or a successor for each series of ETNs under the intraday indicative value (IIV) ticker symbols listed in the following table:

ETNs	IIV Ticker

Agriculture ETNs	JJA.IV
Aluminum ETNs	JJU.IV
Coffee ETNs	JO.IV
Copper ETNs	JJC.IV
Cotton ETNs	BAL.V
Energy ETNs	JJE.IV
Grains ETNs	JJG.IV
Industrial Metals ETNs	JJM.IV
Livestock ETNs	COW.IV
Natural Gas ETNs	GAZ.IV
Nickel ETNs	JJN.IV
Platinum ETNs	PGM.IV
Precious Metals ETNs	JJP.IV
Softs ETNs	JJS.IV
Sugar ETNs	SGG.IV
Tin ETNs	JJT.IV

The ETN performance is linked to the performance of the Index underlying your ETNs less an investor fee.  There is no minimum limit to the level of the Index underlying your ETNs.  Moreover, the ETNs are not principal protected.  Therefore, a decrease in the level of the Index underlying your ETNs could cause you to lose up to your entire investment in the ETNs.

Furthermore, because the investor fee reduces the amount of your return at maturity or upon early redemption; the value of the Index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon early redemption.

How Do You Redeem Your ETNs?

We have listed the ETNs on NYSE Arca.  To the extent that an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market.

To redeem your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps:

•      deliver a notice of redemption, which is attached as Annex A, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•      deliver the signed confirmation of redemption to us via facsimile or email in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•      instruct your Depository Trust Company (“DTC”) custodian to book a delivery vs. payment trade with respect to your ETNs on the valuation date at a price per ETN equal to the applicable daily redemption value, facing Barclays DTC 5101; and

•      cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If we do not receive your notice of redemption by 4:00 p.m., New York City time, or your confirmation of redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date.  Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

What Are Some of the Risks of the ETNs?

An investment in the ETNs involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•      Uncertain Principal Repayment — If the value of the Index underlying your ETNs decreases, or does not increase by an amount greater than the investor fee applicable to your ETNs, you will receive less than your original investment in the ETNs.

•      Commodity Market Risk — The return on each series of ETNs is linked to the performance of an Index which, in turn, is linked to the prices of its index components. The index components of each Index are one or more futures contracts on physical commodities.  Commodity prices may change unpredictably, affecting the value of the index components and, consequently, the value of your ETNs in unforeseeable ways.

•      Limited or Lack of Portfolio Diversification — The index components of the Sub-Indices are concentrated in one part of the commodities sector or in one commodity. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector (in the case of the series of ETNs linked to multiple-component Sub-Indices) or in one issuer (in the case of the series of ETNs linked to single-component Sub-Indices).

•      No Interest Payments — You will not receive any periodic interest payments on the ETNs.

•      A Trading Market for the ETNs May Not Exist — Although we have listed the ETNs on NYSE Arca, a trading market for any series of ETNs may not exist at any time.  Certain affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions. If they do, however, they are not required to do so and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other securities exchange.

Is This the Right Investment for You?

The ETNs may be a suitable investment for you if:

•      You are willing to accept the risk of fluctuations in commodities prices in general and prices of the index components of the Index underlying your ETNs in particular.

•      You believe the value of the Index underlying your ETNs will increase by an amount sufficient to offset the investor fee during the term of the ETNs.

•      You seek an investment with a return linked to the performance of the Index underlying your ETNs.

•      You do not seek current income from this investment.

•      You do not seek a guaranteed return of principal.

The ETNs may not be a suitable investment for you if:

•      You are not willing to be exposed to fluctuations in commodities prices in general and prices of the index components of the Index underlying your ETNs in particular.

•      You believe the value of the Index underlying your ETNs will decrease or will not increase by an amount sufficient to offset the investor fee during the term of the ETNs.

•      You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•      You seek current income from your investment.

•      You seek a guaranteed return of principal.

What Are the Tax Consequences?

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the ETNs, by purchasing the ETNs you agree to treat each series of the ETNs for all U.S. federal income tax purposes as a pre-paid executory contract with respect to the relevant Index. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs.

The U.S. federal income tax consequences of your investment in the ETNs are uncertain. In the opinion of our counsel, Sullivan & Cromwell LLP, your ETNs should be treated as described above.  However, it is possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the ETNs.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the ETNs, including possible alternative treatments for the ETNs, see “Material U.S. Federal Income Tax Considerations” below.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121, of the Financial Industry Regulatory Authority (“FINRA”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121 (or any successor rule thereto).  For more information, please refer to “Plan of Distribution—Conflict of Interest” in the accompanying prospectus supplement.

How Do the ETNs Perform?

Set forth below is an explanation of the steps necessary to calculate the payment on any series of ETNs at maturity or upon redemption.

Step 1: Calculate the investor fee

The investor fee for a series of ETNs is equal to (1) 0.75% per year times (2) the principal amount of your ETNs times (3) the applicable index factor, calculated on a daily basis in the following manner. The accrued investor fee on the inception date of the ETNs was equal to zero. On each subsequent calendar day until maturity or redemption, the accrued investor fee will increase by an amount equal to (1) 0.75% per year times (2) the principal amount of your ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

Step 2: Calculate the payment

You will receive a cash payment in U.S. dollars at maturity or upon redemption, as applicable, in an amount equal to (1) the principal amount of your ETNs times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date.

The ETN performance is linked to the performance of the Index underlying your ETNs less an investor fee. There is no minimum limit to the level of the Index underlying your ETNs.  Moreover, the ETNs are not principal protected.  Therefore, a decrease in the level of the Index underlying your ETNs could cause you to lose up to your entire investment in the ETNs.

Furthermore, because the investor fee reduces the amount of your return at maturity or upon early redemption; the value of the Index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon early redemption.

Hypothetical Examples

The following examples show how a series of ETNs would perform in hypothetical circumstances, assuming a starting level for the relevant Index of 100.  We have included two examples in which the relevant Index has increased by approximately 152.932% at maturity, as well as two examples in which the relevant Index has decreased by approximately 51.27% at maturity. These examples highlight the behavior of the investor fee in different circumstances. Because the investor fee is a weighted average measure, the absolute level of the investor fee will be dependent upon the path taken by the respective Index to arrive at its ending level. The figures in these examples have been rounded for convenience. Figures for year 30 are as of the final valuation date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

The hypothetical examples in this section do not take into account the effects of applicable taxes.  The after-tax return you receive on a series of ETNs will depend on the U.S. tax treatment of your ETNs and on your particular circumstances.  Accordingly, the after-tax rate of return of your ETNs could be different than the after-tax return of a direct investment in the components of the relevant Index or the relevant Index itself.

Assumptions:

Investor Fee Rate	Days	Principal	Starting Index
0.75% per annum	365	$50.00	100.00

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Investor Fee	Accrued Investor Fee	Indicative Value
A	B	Average of (B / Starting Index)	C x Principal x Investor Fee Rate	Running Total of D	(Principal x (B / Starting Index)) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	106.453	1.03	$0.39	$0.39	$52.84
2	117.295	1.12	$0.42	$0.81	$57.84
3	125.035	1.21	$0.45	$1.26	$61.26
4	136.779	1.31	$0.49	$1.75	$66.64
5	145.515	1.41	$0.53	$2.28	$70.48
6	135.840	1.41	$0.53	$2.81	$65.11
7	126.779	1.31	$0.49	$3.30	$60.09
8	122.873	1.25	$0.47	$3.77	$57.67
9	114.723	1.19	$0.45	$4.21	$53.15
10	110.080	1.12	$0.42	$4.64	$50.40
11	121.804	1.16	$0.43	$5.07	$55.83
12	136.163	1.29	$0.48	$5.55	$62.53
13	148.835	1.42	$0.53	$6.09	$68.33
14	168.122	1.58	$0.59	$6.68	$77.38
15	191.939	1.80	$0.68	$7.36	$88.61
16	214.934	2.03	$0.76	$8.12	$99.35
17	241.043	2.28	$0.85	$8.98	$111.55
18	275.149	2.58	$0.97	$9.94	$127.63
19	306.784	2.91	$1.09	$11.04	$142.36
20	345.764	3.26	$1.22	$12.26	$160.62
21	308.847	3.27	$1.23	$13.49	$140.94
22	277.227	2.93	$1.10	$14.59	$124.03
23	245.615	2.61	$0.98	$15.57	$107.24
24	217.093	2.31	$0.87	$16.43	$92.11
25	191.102	2.04	$0.77	$17.20	$78.35
26	204.999	1.98	$0.74	$17.94	$84.56
27	212.336	2.09	$0.78	$18.72	$87.44
28	229.229	2.21	$0.83	$19.55	$95.06
29	245.614	2.37	$0.89	$20.44	$102.37
30	252.932	2.49	$0.93	$21.38	$105.09
			Annualized Index Return		3.14%
		Annualized iPath® Indicative Value Return			2.51%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Investor Fee	Accrued Investor Fee	Indicative Value
A	B	Average of (B / Starting Index)	C x Principal x Investor Fee Rate	Running Total of D	(Principal x (B / Starting Index)) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	107.572	1.04	$0.39	$0.39	$53.40
2	115.718	1.12	$0.42	$0.81	$57.05
3	124.480	1.20	$0.45	$1.26	$60.98
4	133.906	1.29	$0.48	$1.74	$65.21
5	144.046	1.39	$0.52	$2.26	$69.76
6	154.954	1.49	$0.56	$2.82	$74.65
7	166.687	1.61	$0.60	$3.43	$79.92
8	179.309	1.73	$0.65	$4.08	$85.58
9	192.887	1.86	$0.70	$4.77	$91.67
10	207.493	2.00	$0.75	$5.52	$98.22
11	223.205	2.15	$0.81	$6.33	$105.27
12	240.107	2.32	$0.87	$7.20	$112.85
13	258.288	2.49	$0.93	$8.14	$121.01
14	281.760	2.70	$1.01	$9.15	$131.73
15	377.188	3.29	$1.24	$10.38	$178.21
16	466.900	4.22	$1.58	$11.97	$221.48
17	446.892	4.57	$1.71	$13.68	$209.77
18	427.742	4.37	$1.64	$15.32	$198.55
19	409.412	4.19	$1.57	$16.89	$187.82
20	391.868	4.01	$1.50	$18.39	$177.54
21	375.076	3.83	$1.44	$19.83	$167.71
22	359.003	3.67	$1.38	$21.21	$158.30
23	343.619	3.51	$1.32	$22.52	$149.29
24	328.894	3.36	$1.26	$23.78	$140.66
25	314.800	3.22	$1.21	$24.99	$132.41
26	301.310	3.08	$1.16	$26.15	$124.51
27	288.399	2.95	$1.11	$27.25	$116.95
28	276.040	2.82	$1.06	$28.31	$109.71
29	264.211	2.70	$1.01	$29.32	$102.78
30	252.932	2.59	$0.97	$30.29	$96.17
			Annualized Index Return		3.14%
		Annualized iPath® Indicative Value Return			2.20%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Investor Fee	Accrued Investor Fee	Indicative Value
A	B	Average of (B / Starting Index)	C x Principal x Investor Fee Rate	Running Total of D	(Principal x (B / Starting Index)) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	92.022	0.96	$0.36	$0.36	$45.65
2	87.127	0.90	$0.34	$0.70	$42.87
3	80.596	0.84	$0.31	$1.01	$39.29
4	74.500	0.78	$0.29	$1.30	$35.95
5	69.498	0.72	$0.27	$1.57	$33.18
6	74.478	0.72	$0.27	$1.84	$35.40
7	81.170	0.78	$0.29	$2.13	$38.45
8	88.734	0.85	$0.32	$2.45	$41.92
9	94.498	0.92	$0.34	$2.80	$44.45
10	103.547	0.99	$0.37	$3.17	$48.61
11	93.513	0.99	$0.37	$3.54	$43.22
12	86.465	0.90	$0.34	$3.87	$39.36
13	79.441	0.83	$0.31	$4.18	$35.54
14	71.127	0.75	$0.28	$4.47	$31.10
15	64.564	0.68	$0.25	$4.72	$27.56
16	60.420	0.62	$0.23	$4.96	$25.25
17	55.306	0.58	$0.22	$5.17	$22.48
18	49.079	0.52	$0.20	$5.37	$19.17
19	44.615	0.47	$0.18	$5.54	$16.76
20	40.489	0.43	$0.16	$5.70	$14.54
21	38.513	0.40	$0.15	$5.85	$13.41
22	36.823	0.38	$0.14	$5.99	$12.42
23	36.100	0.36	$0.14	$6.13	$11.92
24	35.880	0.36	$0.13	$6.26	$11.68
25	34.598	0.35	$0.13	$6.40	$10.90
26	37.756	0.36	$0.14	$6.53	$12.35
27	39.976	0.39	$0.15	$6.68	$13.31
28	43.492	0.42	$0.16	$6.83	$14.91
29	45.926	0.45	$0.17	$7.00	$15.96
30	48.730	0.47	$0.18	$7.18	$17.19
			Annualized Index Return		-2.37%
		Annualized iPath® Indicative Value Return			-3.50%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Investor Fee	Accrued Investor Fee	Indicative Value
A	B	Average of (B / Starting Index)	C x Principal x Investor Fee Rate	Running Total of D	(Principal x (B / Starting Index)) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	109.154	1.05	$0.39	$0.39	$54.18
2	119.146	1.14	$0.43	$0.82	$58.75
3	130.053	1.25	$0.47	$1.29	$63.74
4	141.958	1.36	$0.51	$1.80	$69.18
5	154.952	1.48	$0.56	$2.35	$75.12
6	169.137	1.62	$0.61	$2.96	$81.61
7	184.619	1.77	$0.66	$3.63	$88.68
8	201.519	1.93	$0.72	$4.35	$96.41
9	219.967	2.11	$0.79	$5.14	$104.84
10	240.102	2.30	$0.86	$6.00	$114.05
11	262.081	2.51	$0.94	$6.94	$124.10
12	286.072	2.74	$1.03	$7.97	$135.06
13	312.259	2.99	$1.12	$9.09	$147.04
14	344.015	3.28	$1.23	$10.32	$161.68
15	434.737	3.89	$1.46	$11.78	$205.58
16	306.677	3.71	$1.39	$13.17	$140.16
17	268.922	2.88	$1.08	$14.25	$120.21
18	235.814	2.52	$0.95	$15.20	$102.71
19	206.782	2.21	$0.83	$16.03	$87.36
20	181.325	1.94	$0.73	$16.76	$73.91
21	159.002	1.70	$0.64	$17.40	$62.11
22	139.427	1.49	$0.56	$17.96	$51.76
23	122.261	1.31	$0.49	$18.45	$42.69
24	107.210	1.15	$0.43	$18.88	$34.73
25	94.011	1.01	$0.38	$19.25	$27.75
26	82.437	0.88	$0.33	$19.58	$21.63
27	72.288	0.77	$0.29	$19.87	$16.27
28	63.388	0.68	$0.25	$20.13	$11.57
29	55.584	0.59	$0.22	$20.35	$7.44
30	48.730	0.52	$0.20	$20.55	$3.82
			Annualized Index Return		-2.37%
		Annualized iPath® Indicative Value Return			-8.22%

RISK FACTORS

The ETNs are senior unsecured debt obligations of Barclays Bank PLC and are not secured debt. The ETNs are riskier than ordinary unsecured debt securities. The return on a series of ETNs is linked to the performance of the Index underlying those ETNs. Investing in a series of ETNs is not equivalent to investing directly in the underlying index components or Index itself. See the section entitled “The Indices—General Information”, as well as the Index-specific sections, in this pricing supplement for more information.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the ETNs.

Risks Associated with Each Series of ETNs

Even If the Value of the Underlying Index at Maturity or Upon Redemption Exceeds its Initial Level, You May Receive Less Than the Principal Amount of Your ETNs

The ETN performance is linked to the performance of the Index underlying your ETNs less an investor fee.  There is no minimum limit to the level of the Index underlying your ETNs.  Moreover, the ETNs are not principal protected.  Therefore, a decrease in the level of the Index underlying your ETNs could cause you to lose up to your entire investment in the ETNs.

Furthermore, because the investor fee reduces the amount of your return at maturity or upon early redemption, the value of the Index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption of your ETNs.  If the value of the Index underlying your ETNs decreases or does not increase sufficiently to offset the investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption of your ETNs.

You Will Not Benefit from Any Increase in the Value of the Underlying Index If Such Increase Is Not Reflected in the Value of the Index on the Applicable Valuation Date

If the Index underlying your ETNs does not increase by an amount sufficient to offset the investor fee between the inception date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your ETNs at maturity or upon redemption. This will be true even if the value of the Index underlying your ETNs as of some date or dates prior to the applicable valuation date would have been sufficiently high to offset the investor fee.

There Are Restrictions on the Minimum Number of ETNs You May Redeem and on the Dates on Which You May Redeem Them

You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by no later than 4:00 p.m. and a confirmation of redemption by no later than 5:00 p.m. on the business day prior to the applicable valuation date. If we do not receive your notice of redemption by 4:00 p.m., or your confirmation of redemption by 5:00 p.m., on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date. Your notice of redemption and confirmation of redemption will not be effective until we confirm receipt. See “Specific Terms of the ETNs — Redemption Procedures” for more information.

The Market Value of Each Series of ETNs May Be Influenced by Many Unpredictable Factors

The market value of your ETNs may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell the ETNs in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that generally the value of the index components and of the Index underlying your ETNs will affect the market value of those ETNs more than any other factor. Other factors that may influence the market value of a series of ETNs include:

•      prevailing spot prices for the commodities underlying the index component or components;

•      the time remaining to the maturity of the ETNs;

•      supply and demand for the ETNs, including inventory positions with Barclays Capital Inc. or any market maker and any decision we may make not to issue additional ETNs or to cease or suspend sales of ETNs from inventory;

•      economic, financial, political, regulatory, geographical, biological, or judicial events that affect the level of the underlying Index or the market price of the index components included in that Index;

•      the general interest rate environment; and

•      the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

Commodity Prices May Change Unpredictably, Affecting the Value of the Indices and the Value of Your ETNs in Unforeseeable Ways

Trading in futures contracts on physical commodities, including trading in the index components, is speculative and can be extremely volatile.  Market prices of the index components may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction.  The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity.  These factors may affect the value of the Index underlying your ETNs and therefore the value of your ETNs in varying ways, and different factors may cause the prices of index components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Supply of and Demand for Physical Commodities Tends to be Particularly Concentrated, So Prices Are Likely to Be Volatile

The prices of physical commodities, including the commodities underlying index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions or industries.

Certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity.  Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities rely on the those markets.  Political, economic and other developments that affect those countries may affect the value of the commodities underlying the index components included in an Index and, thus, the value of the ETNs linked to that Index.

In addition, because certain of the commodities underlying index components may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in such countries or with such produces could have a disproportionate impact on the prices of such commodities and therefore the value of your ETNs.

Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of the Indices and the Value of Your ETNs

The futures markets occasionally experience disruptions in trading (including temporary distortions or other disruptions) due to various factors, such as lack of liquidity in markets, the participation of speculators and governmental regulation and intervention.  In addition U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”.  Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices.  These circumstances could adversely affect the value of the Index underlying your ETNs and, therefore, the value of your ETNs.

Changes in Law or Regulation Relating to Commodities Futures Contracts May Adversely Affect the Market Value of the ETNs and the Amounts Payable on Your ETNs.

Commodity futures contracts, such as the Index Contracts, are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act”, provides for substantial changes in the regulation of the futures and over-the-counter derivatives markets.  Among other things, the Dodd-Frank Act is intended to limit speculation and increase transparency in the commodity derivatives markets and regulate the over-the-counter derivatives markets. The legislation requires regulators, including the Commodity Futures Trading Commission (“CFTC”), to adopt rules on a variety of issues, many of which have been adopted and have become effective. In addition, certain significant components of the Dodd-Frank Act regulatory scheme, including registration and reporting requirements, as well as centralized clearing requirements for certain products and market participants, have been implemented. However, the Dodd-Frank Act regulatory scheme has not yet been fully implemented, and the ultimate impact of the regulations on the markets and market participants cannot yet be determined.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses.  This requirement has become effective for certain categories of interest rate and credit default swaps.  It is anticipated that other products will become subject to the mandatory centralized execution and clearing requirement in the future.  In addition, the legislation requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also authorizes the CFTC, subject to certain requirements, to adopt rules with respect to the establishment of limits on futures and swap positions on physical commodities that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation, and the CFTC has proposed such rules. In addition, the CFTC will apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “economically equivalent” to the specified exchange-traded futures that are subject to the position limits. The enactment of the Dodd-Frank Act, and the CFTC’s adoption of rules on position limits, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts on physical commodities as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the ETNs. Industry trade groups filed a lawsuit against the CFTC challenging the rules adopted by the CFTC on position limits. On September 28, 2012, the U.S. District Court for the District of Columbia granted a summary judgment motion in favor of the industry trade groups that vacated and remanded the position limit rules adopted by the CFTC. On November 5, 2013, the CFTC voluntarily dismissed its appeal of the ruling and re-proposed for public comment new position limit rules largely similar to the vacated rules. If ultimately adopted by the CFTC, the position limit rules will likely limit transactions in the futures and over-the-counter derivative markets and could substantially reduce liquidity and increase commodity market volatility. This could, in turn, adversely affect the prices of such contracts and, in turn, the market value of the ETNs and the amounts payable on the ETNs at maturity or upon redemption.  In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap and futures markets, which would further restrict liquidity, increase volatility and adversely affect prices, which could in turn adversely affect the value of the Indices.

Other regulatory organizations have proposed, and in the future may propose, further reforms similar to those enacted by the Dodd-Frank Act or other legislation which could have an adverse impact on the liquidity and depth of the commodities, futures and derivatives markets. For example, the European Commission recently published a proposal developed by the European Securities and Markets Authority (“ESMA”), which updates the Markets in Financial Instruments Directive, commonly known as “MiFID II,” and the Markets in Financial Instruments Regulation, commonly known as “MiFIR.” MiFID II was adopted in April 2014 and provides for the establishment of position limits on the size of positions in commodity derivates which a person may hold over a specified period of time.  These regulations could substantially reduce liquidity and increase volatility in the commodities futures contracts such as the Index Contracts, which could adversely affect the prices of such contracts and, in turn, the market value of the ETNs and the amounts payable on the ETNs at maturity or upon redemption. The European Commission has also adopted the European Market Infrastructure Regulation (“EMIR”), which requires many over-the-counter derivatives to be centrally cleared and, together with technical standards published and to be published by ESMA, will establish margin and capital requirements for non-centrally cleared over-the-counter derivatives. There exists potential for inconsistency between regulations issued by the CFTC and technical standards adopted under EMIR, which could lead to market fragmentation.

Concentration Risks Associated with the Indices May Adversely Affect the Value of the ETNs

Because each series of ETNs is linked to an Index, which is comprised of one or more contracts on physical commodities, it will be less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility.  You should be aware, in particular, that other commodities indices may be more diversified in terms of both the number of and variety of futures contracts on commodities than the Index underlying your ETNs.  Your investment may carry risks similar to a concentrated securities investment in one industry or sector (in the case of the series of ETNs linked to multiple-component Sub-Indices) or in one issuer (in the case of the series of ETNs linked to single-component Sub-Indices).

Future Prices of the Index Components That Are Different Relative to Their Current Prices May Affect the Value of the Indices and Result in a Reduced Amount Payable on Your ETNs at Maturity or Upon Redemption

Each Index is composed of commodity futures contracts rather than physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the exchange-traded futures contracts that comprise the Indices approach expiration, they are replaced by similar contracts that have a later expiration.  Thus, for example, a futures contract purchased and held in August may specify an October expiration date.  As time passes, the contract expiring in October may be replaced by a contract for delivery in December.  This process is referred to as “rolling”.

If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is lower than the sale price of the October contract.  Conversely, if the market for these contracts is in “contango,” which means that the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is higher than the sale price of the October contract.  The difference between the prices of the two contracts when they are rolled is sometimes referred to as a “roll yield,” and the change in price that contracts experience while they are components of the Indices is sometimes referred to as a “spot return.”

The presence of contango in the commodity markets could result in negative roll yields, which could adversely affect the value of the Indices. Because of the potential effects of negative roll yields, it is possible for the value of the Indices to decrease significantly over time even when the near-term or spot prices of underlying commodities are stable or increasing.  It is also possible, when near-term or spot prices of the underlying commodities are decreasing, for the value of the Indices to decrease significantly over time even when some or all of the constituent commodities are experiencing backwardation.

Certain of the commodities included in the Indices, such as gold, have historically traded in contango markets, and the Index has experienced periods in which many of the commodities in the Indices are in contango. Although certain of the contracts included in the Indices have historically experienced periods of backwardation, it is possible that such backwardation will not be experienced in the future.  The absence of backwardation in the commodity markets could result in negative “roll yields”, which could adversely affect the value of the Index underlying your ETNs and, accordingly, decrease the payment you receive at maturity or upon early redemption of your ETNs.

The Indices May in the Future Include Contracts That Are Not Traded on Regulated Futures Exchanges

The Indices were originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”).  At present, the Indices are composed exclusively of regulated futures contracts.  However, any of the Indices may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation.  As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges.  In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories.  As a result, the trading of contracts on such facilities, and the inclusion of such contracts in any of the Indices, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Historical Values of the Indices or Any Index Component Should Not Be Taken as an Indication of the Future Performance of the Indices During the Term of the ETNs

The actual performance of the Index underlying your ETNs or any index component over the term of the ETNs, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical values of that Index or the index components, which in most cases have been highly volatile.

Changes in the Treasury Bill Rate of Interest May Affect the Value of the Indices and Your ETNs

Because the value of each the Indices is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on your ETNs at maturity or upon redemption and, therefore, the market value of your ETNs.  Assuming the trading prices of the index components included in the Index to which your ETNs is linked remain constant, an increase in the Treasury Bill rate of interest will increase the value of the Index and, therefore, the value of your ETNs.  A decrease in the Treasury Bill rate of interest will adversely impact the value of the Index and, therefore, the value of your ETNs.

Changes in Our Credit Ratings May Affect the Market Value of Your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your ETNs. However, because the return on your ETNs is dependent upon certain factors in addition to our ability to pay our obligations on your ETNs, an improvement in our credit ratings will not reduce the other investment risks related to your ETNs.

You Will Not Receive Interest Payments on the ETNs or Have Rights in Any of the Index Components

You will not receive any periodic interest payments on your ETNs.  As an owner of a series of ETNs, you will not have rights that investors in the index components included in the Index underlying those ETNs may have. Your ETNs will be paid in cash, and you will have no right to receive delivery of any index components or commodities underlying index components.

There May Not Be an Active Trading Market in the ETNs; Sales in the Secondary Market May Result in Significant Losses

Although we have listed the ETNs on NYSE Arca, there can be no assurance that a secondary market for any series of ETNs will exist at any time.  Even if there is a secondary market for one or more series of the ETNs, whether as a result of any listing of the ETNs of such series or on an over-the-counter basis, it may not provide enough liquidity for you to trade or sell your ETNs easily.  In addition, certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the ETNs, although they are not required to do so. If they decide to engage in such transactions, they may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other securities exchange.

Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in Instruments Linked to Indices or Index Components May Impair the Market Value of the ETNs

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we or one or more of our affiliates may hedge our obligations under any series of ETNs by purchasing index components (including the underlying physical commodities), futures or options on index components or Indices, or other derivative instruments with returns linked to the performance of index components or Indices, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not expected to, any of these hedging activities may adversely affect the market price of index components and the value of the Indices and, therefore, the market value of the ETNs. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the ETNs declines.

We or one or more of our affiliates may also engage in trading in index components, futures or options on index components, the physical commodities underlying the index components or the Indices, and other investments relating to index components or the Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of the index components or the value of the Indices and, therefore, the market value of the ETNs. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the ETNs. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

The Liquidity of the Market for the ETNs May Vary Materially Over Time

As stated on the cover of this pricing supplement, we sold a portion of the ETNs on their respective inception dates, and the remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent.  Also, the number of ETNs of any series outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the ETNs.  Accordingly, the liquidity of the market for a series of ETNs could vary materially over the term of the ETNs.  While you may elect to redeem your ETNs prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date.

The ETNs May Trade at a Substantial Premium to or Discount from the Daily Redemption Value and/or Intraday Indicative Value

The ETNs may trade at a substantial premium to or discount from the daily redemption value and/or the intraday indicative value.  The daily redemption value is the value of the ETNs calculated by us on a daily basis and is used to determine the payment at maturity or upon early redemption.  The intraday indicative value is meant to approximate on an intraday basis the component of the ETN’s value that is attributable to the Index and is provided for reference purposes only.  If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the daily redemption value and/or intraday indicative value.  In addition, if you purchase your ETNs at a price which reflects a premium over the daily redemption value, you may experience a significant loss if you sell or redeem your ETNs at a time when such premium is no longer present in the market place.

We Have No Obligation to Issue Additional ETNs, and We May Cease or Suspend Sales of the ETNs

As further described in the accompanying prospectus supplement under “Summary—Amounts That We May Issue” on page S-3 and “Terms of the Notes—Reissuances or Reopened Issues” on page S-42, we have the right, but not the obligation, to issue additional ETNs once the initial distribution is complete.  We also reserve the right to cease or suspend sales of the ETNs from inventory held by our affiliate Barclays Capital Inc. at any time after the inception date. If we choose not to issue additional ETNs or to cease or suspend sales of the ETNs from inventory, this will impact supply and demand for the ETNs and may impact the liquidity and price of the ETNs in the secondary market.  As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from inventory at that time.

Our Business Activities May Create Conflicts of Interest

We and our affiliates expect to play a variety of roles in connection with the issuance of the ETNs. As noted above, we and our affiliates expect to engage in trading activities related to the index components (including the underlying physical commodities), futures or options on index components or Indices, or other derivative instruments with returns linked to the performance of index components or Indices that are not for the account of holders of the ETNs or on their behalf. These trading activities may present a conflict between the holders’ interest in the ETNs and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of any Indices, could be adverse to the interests of the holders of the ETNs. Moreover, we and our affiliates have published and in the future expect to publish research reports with respect to some or all of the physical commodities underlying the index components and physical commodities generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs. The research should not be viewed as a recommendation or endorsement of the ETNs in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect the market price of the index components and the value of the Indices and, therefore, the market value of the ETNs. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

Barclays Bank PLC and Its Affiliates Have No Affiliation with UBS or Bloomberg and Are Not Responsible for Their Public Disclosure of Information, Which May Change Over Time

We and our affiliates are not affiliated with UBS or Bloomberg in any way and have no ability to control or predict their actions, including any errors in, or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Indices. UBS and Bloomberg are not under any obligation to continue to calculate the Indices or required to calculate any successor indices. If UBS and Bloomberg discontinue or suspend the calculation of an Index, it may become difficult to determine the market value of the ETNs linked to that Index or the amount payable at maturity or upon redemption. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued or suspended Index exists, the amount you receive at maturity or upon redemption of the ETNs linked to that Index will be determined by the calculation agent in its sole discretion. See “Specific Terms of the ETNs—Market Disruption Event” and “—

Discontinuance or Modification of an Index” in this pricing supplement.

We have derived all information in this pricing supplement regarding the Indices, including, without limitation, its make-up, method of calculation and changes in its components, from (i) publicly available sources and (ii) the Bloomberg Commodity Index Methodology (a document that is considered proprietary to Bloomberg and UBS, and is available at http://www.bloombergindexes.com).  We have not independently verified this information. You, as an investor in the ETNs, should make your own investigation into the Indices, UBS and Bloomberg.  UBS and Bloomberg have no obligation to consider your interests as a holder of the ETNs.

The Policies of UBS and Bloomberg and Changes That Affect the Composition and Valuation of the Indices or the Index Components Could Affect the Amount Payable on the ETNs and Their Market Value

The policies of UBS and Bloomberg concerning the calculation of the level of the Indices, additions, deletions or substitutions of index components and the manner in which changes affecting the index components are reflected in any Index could affect the value of the Indices and, therefore, the amount payable on the ETNs at maturity or upon redemption and the market value of the ETNs prior to maturity.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in an Index, and the commodity futures contracts currently included in an Index may fail to satisfy such criteria.  The weighting factors applied to each futures contract included in each Index may change annually, based on changes in commodity production and volume statistics.  In addition, UBS and Bloomberg may modify the methodology for determining the composition and weighting of each Index, for calculating its value in order to assure that the relevant Index represents an adequate measure of market performance or for other reasons, or for calculating the value of the relevant Index.  UBS and Bloomberg may also discontinue or suspend calculation or publication of any of the Indices, in which case it may become difficult to determine the market value of that Index.  Any such changes could adversely affect the value of your ETNs.

If events such as these occur, or if the value of any Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of such Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the ETNs—Market Disruption Event”, “—Discontinuance or Modification of an Index” and “—Role of Calculation Agent”.

Barclays Bank PLC Has a Non-Exclusive Right to Use the Indices

We have been granted a non-exclusive right to use the Indices and related service marks and trademarks in connection with the ETNs.  If we breach our obligations under the license, UBS and Bloomberg will have the right to terminate the license.  If UBS and Bloomberg choose to terminate the license agreement, we still have the right to use the Indices and related service marks and trademarks in connection with the ETNs until their maturity, provided that we cure our breach within thirty days of the termination of the license.  If we fail to cure this breach, it may become difficult for us to determine the daily redemption value or your payment at maturity in the ETNs.  The calculation agent in this case will determine the value of the Indices or the fair market value of the ETNs—and thus the amount payable at maturity or the daily redemption value—in a manner it considers appropriate in its reasonable discretion.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

Currently, Barclays Bank PLC serves as the calculation agent. We will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon redemption. For a more detailed description of the calculation agent’s role, see “Specific Terms of the ETNs—Role of Calculation Agent” in this pricing supplement.

If UBS and Bloomberg were to discontinue or suspend calculation or publication of an Index, it may become difficult to determine the market value of the ETNs linked to that Index.  If events such as these occur, or if the value of the Index underlying your ETNs is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of that Index.  The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the ETNs — Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the ETNs, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date, the Calculation Agent Can Postpone the Determination of the Value of an Index or the Maturity Date or a Redemption Date

The determination of the value of an Index on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption event with respect to that Index has occurred or is continuing on such valuation date.  If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing.  In no event, however, will a valuation date for any series of ETNs be postponed by more than five trading days.  As a result, the maturity date or a redemption date for a series of ETNs could also be postponed, although not by more than five trading days.  If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day.  See “Specific Terms of the ETNs—Market Disruption Event” in this pricing supplement.

Postponement of a Valuation Date May Result in a Reduced Amount Payable at Maturity or Upon Redemption

As the payment at maturity or upon redemption is a function of, among other things, the applicable index factor on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable index factor and, accordingly, decrease the payment you receive at maturity or upon redemption.

Data Sourcing, Calculation and Concentration Risks Associated with the Indices May Adversely Affect the Market Price of the ETNs

Because the ETNs are linked to Indices which are composed of a basket of exchange-traded futures contracts on commodities, the Indices will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore could experience greater volatility.  Additionally, the annual composition of the Indices will be recalculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of components of the Indices. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Indices for the following year. Additionally, the Index Oversight Committee, Bloomberg and UBS may not discover every discrepancy.

Furthermore, the weightings for the Indices are determined by the Index Oversight Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to Indices.  This discretion would permit, among other things, changes to the composition of the Indices or changes to the manner or timing of the publication of the values of the Indices, at any time during the year if the Index Oversight Committee deemed the changes necessary in light of factors that include, but are not limited to (i) changes in liquidity of the underlying futures contracts that are included in the Indices or (ii) changes in legal, regulatory, sourcing or licensing matters relating to publication or replication of the Indices. In particular, without limitation, UBS’s and Bloomberg’s access and rights to use data in connection with calculating, publishing and licensing the Indices remain subject to the ongoing consent of the sources of such data (including, without limitation, exchanges), which consent can be revoked at any time. Further, the sources of such data reserve the right to revise the terms and conditions of access and use of their data upon notice to UBS and Bloomberg.   The Index Oversight Committee reserves the right to modify the composition of the Indices on an as needed basis to minimize the impact of any loss of access to or revised terms of use with respect to such source data on the Indices.

The Index Oversight Committee has no obligation to take the needs of any parties to transactions involving the Indices into consideration when reweighting or making any other changes to the Indices.

UBS May Be Required to Replace a Designated Contract if the Existing Futures Contract Is Terminated or Replaced

A futures contract known as a “designated contract” has been selected as the reference contract for the physical commodity underlying each index component. Data concerning this designated contract will be used to calculate each Index that includes that index component. If a designated contract were to be terminated or replaced in accordance with the rules set forth in the Bloomberg Commodity Index Methodology, (a document that is considered proprietary to the Index Sponsors, and is available at http://www.bloombergindexes.com), a comparable futures contract would be selected by the Index Oversight Committee, if available, to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the value of any Index in which the relevant index component is included.

The Tax Consequences are Uncertain

The U.S. federal income tax treatment of each series of ETNs is uncertain and the Internal Revenue Service could assert that any series of ETNs should be taxed in a manner that is different than described in this pricing supplement.  As discussed further below, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the ETNs and whether all or part of the gain you may recognize upon the sale, early redemption or maturity of an instrument such as the ETNs should be treated as ordinary income.  Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts.  While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs (and while any such guidance may be issued on a prospective basis only), such guidance could require you to accrue income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until early redemption or maturity.  The outcome of this process is uncertain.   Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the ETNs after the bill was enacted to accrue interest income on a current basis.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your ETNs.

Moreover, it is possible that the Internal Revenue Service could seek to tax your ETNs by reference to your deemed ownership of the relevant index components.  In such a case, it is possible that Section 1256 of the Internal Revenue Code could apply to your ETNs, in which case any gain or loss that you recognize with respect to the ETNs that is attributable to the regulated futures contracts represented in the Index underlying your ETNs could be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the ETNs.  Under this approach, you could also be required to mark such portion of the relevant ETN to market at the end of each taxable year (i.e., recognize gain, and possibly recognize loss, as if the relevant portion of your ETNs had been sold for fair market value).  Under this alternative treatment, you could also be required to (i) recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the relevant Index rebalances or each time a futures contract tracked by the relevant Index rolls, and (ii) currently accrue ordinary interest income in respect of the notional interest component of the relevant Index.

For a discussion of the U.S. federal income tax treatment applicable to your ETNs as well as other potential alternative characterizations for your ETNs, please see the discussion under “Material U.S. Federal Income Tax

Considerations” below.  You should consult your tax advisor as to the possible alternative treatments in respect of the ETNs.

Additional Risks Associated with ETNs Linked to an Index that Includes Aluminum

The ETNs May Be Subject to Certain Risks Specific to Aluminum as a Commodity

Aluminum is an industrial metal.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes aluminum (currently the Aluminum Sub-Index and the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular aluminum, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial activity using industrial metals, and in particular aluminum, including the availability of substitutes such as man-made or synthetic substitutes;

•       disruptions in the supply chain, from mining to storage to smelting or refining;

•       adjustments to inventory;

•       variations in production costs, including storage, labor and energy costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index,

and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

The London Metal Exchange’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your ETNs

The futures contract on aluminum that is included in the Aluminum Sub-Index and the Industrial Metals Sub-Index is traded on the London Metal Exchange (the “LME”) and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which aluminum is included and, therefore, the value of the ETNs linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred.  Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which aluminum is included and, therefore, the value of the ETNs linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate.  To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which aluminum is included and, therefore, the value of the ETNs linked to that Index.

Additional Risks Associated with ETNs Linked to an Index that Includes Coffee

The ETNs May Be Subject to Certain Risks Specific to Coffee as a Commodity

Coffee is an agricultural commodity and a soft commodity.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes coffee (currently the Agriculture Sub-Index, the Coffee Sub-Index and the Softs Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular coffee, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       changes in government policies;

•       changes in global demand for food;

•       planting decisions; and

•       changes in demand for agricultural products or softs, and in particular coffee, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Copper

The ETNs May Be Subject to Certain Risks Specific to Copper as a Commodity

Copper is an industrial metal.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes copper (currently the Copper Sub-Index and the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular copper, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial activity using industrial metals, and in particular copper, including the availability of substitutes such as man-made or synthetic substitutes;

•       disruptions in the supply chain, from mining to storage to smelting or refining;

•       adjustments to inventory;

•       variations in production costs, including storage, labor and energy costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Corn

The ETNs May Be Subject to Certain Risks Specific to Corn as a Commodity

Corn is an agricultural commodity and a grain.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes corn (currently the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular corn, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       changes in government policies;

•       changes in global demand for food;

•       changes in ethanol demand;

•       planting decisions; and

•       changes in demand for agricultural products or grains, and in particular corn,

both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Cotton

The ETNs May Be Subject to Certain Risks Specific to Cotton as a Commodity

Cotton is an agricultural commodity and a soft commodity.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes cotton (currently the Agriculture Sub-Index, the Cotton Sub-Index and the Softs Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular cotton, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       changes in government policies;

•       planting decisions; and

•       changes in demand for agricultural products or softs, and in particular cotton, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Crude Oil

The ETNs May Be Subject to Certain Risks Specific to Crude Oil as a Commodity

Crude oil is an energy-related commodity.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes crude oil (currently the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular crude oil, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial and commercial activity with high levels of energy demand;

•       disruptions in the supply chain or in the production or supply of other energy sources;

•       price changes in alternative sources of energy;

•       adjustments to inventory;

•       variations in production and shipping costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Gold

The ETNs May Be Subject to Certain Risks Specific to Gold as a Commodity

Gold is a precious metal.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes gold (currently the Precious Metals Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular gold, that might cause price volatility.  These may include, among others:

•       disruptions in the supply chain, from mining to storage to smelting or refining;

•       adjustments to inventory;

•       variations in production costs, including storage, labor and energy costs;

•       costs associated with regulatory compliance, including environmental regulations;

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally;

•       precious metal leasing rates;

•       currency exchange rates;

•       level of economic growth and inflation; and

•       degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes ULS Diesel

The ETNs May Be Subject to Certain Risks Specific to ULS Diesel as a Commodity

ULS diesel is an energy-related commodity.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes ULS diesel (currently the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular ULS diesel, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial and commercial activity with high levels of energy demand;

•       disruptions in the supply chain or in the production or supply of other energy sources;

•       price changes in alternative sources of energy;

•       adjustments to inventory;

•       variations in production and shipping costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Lean Hogs

ETNs May Be Subject to Certain Risks Specific to Lean Hogs as a Commodity

Lean hogs are a type of livestock.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes lean hogs (currently the Livestock Sub-Index) may be subject to a number of additional factors specific to livestock, and in particular lean hogs, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       disease and famine;

•       changes in government policies; and

•       changes in end-user demand for livestock.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Live Cattle

ETNs May Be Subject to Certain Risks Specific to Live Cattle as a Commodity

Live cattle are a type of livestock.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes live cattle (currently the Livestock Sub-Index) may be subject to a number of additional factors specific to livestock, and in particular live cattle, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       disease and famine;

•       changes in government policies; and

•       changes in end-user demand for livestock.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Natural Gas

The ETNs May Be Subject to Certain Risks Specific to Natural Gas as a Commodity

Natural gas is an energy-related commodity.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes natural gas (currently the Energy Sub-Index and the Natural Gas Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular natural gas, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial and commercial activity with high levels of energy demand;

•       disruptions in the supply chain or in the production or supply of other energy sources;

•       price changes in alternative sources of energy;

•       adjustments to inventory;

•       variations in production and shipping costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Nickel

The ETNs May Be Subject to Certain Risks Specific to Nickel as a Commodity

Nickel is an industrial metal.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes nickel (currently the Industrial Metals Sub-Index and the Nickel Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular nickel, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial activity using industrial metals, and in particular nickel, including the availability of substitutes such as man-made or synthetic substitutes;

•       disruptions in the supply chain, from mining to storage to smelting or refining;

•       adjustments to inventory;

•       variations in production costs, including storage, labor and energy costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your ETNs

The futures contract on nickel that is included in the Industrial Metals Sub-Index and the Nickel Sub-Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which nickel is included and, therefore, the value of the ETNs linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred.  Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which nickel is included and, therefore, the value of the ETNs linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate.  To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which nickel is included and, therefore, the value of the ETNs linked to that Index.

Additional Risks Associated with ETNs Linked to an Index that Includes Platinum

The ETNs May Be Subject to Certain Risks Specific to Platinum as a Commodity

Platinum is a precious metal.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes platinum (currently only the

Platinum Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular platinum, that might cause price volatility.  These may include, among others:

•       disruptions in the supply chain, from mining to storage to smelting or refining;

•       adjustments to inventory;

•       variations in production costs, including storage, labor and energy costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Silver

The ETNs May Be Subject to Certain Risks Specific to Silver as a Commodity

Silver is a precious metal.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes silver (currently the Precious Metals Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular silver that might cause price volatility.  These may include, among others:

•       disruptions in the supply chain, from mining to storage to smelting or refining;

•       adjustments to inventory;

•       variations in production costs, including storage, labor and energy costs;

•       costs associated with regulatory compliance, including environmental regulations;

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally;

•       precious metal leasing rates;

•       currency exchange rates;

•       level of economic growth and inflation; and

•       degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Soybean Oil

The ETNs May Be Subject to Certain Risks Specific to Soybean Oil as a Commodity

Soybean oil is an agricultural commodity.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes soybean oil (currently the Agriculture Sub-Index) may be subject to a number of additional factors specific to agricultural commodities, and in particular soybean oil, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       changes in government policies;

•       changes in global demand for food;

•       changes in bio-diesel demand;

•       planting decisions; and

•       changes in demand for agricultural products, and in particular soybean oil, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Soybeans

The ETNs May Be Subject to Certain Risks Specific to Soybeans as a Commodity

Soybeans are an agricultural commodity and a grain.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes soybeans (currently the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular soybeans, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       changes in government policies;

•       changes in global demand for food;

•       changes in bio-diesel demand;

•       planting decisions; and

•       changes in demand for agricultural products or grains, and in particular soybeans, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Sugar

The ETNs May Be Subject to Certain Risks Specific to Sugar as a Commodity

Sugar is an agricultural commodity and a soft commodity.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes sugar (currently the Agriculture Sub-Index, the Softs Sub-Index and the Sugar Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular sugar, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       changes in government policies;

•       changes in global demand for food;

•       changes in ethanol demand;

•       planting decisions; and

•       changes in demand for agricultural products or softs, and in particular sugar, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Tin

The ETNs May Be Subject to Certain Risks Specific to Tin as a Commodity

Tin is an industrial metal.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes tin (currently only the Tin Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular tin, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial activity using industrial metals, and in particular tin, including the availability of substitutes such as man-made or synthetic substitutes;

•       disruptions in the supply chain, from mining to storage to smelting or refining;

•       adjustments to inventory;

•       variations in production costs, including storage, labor and energy costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your ETNs

The futures contract on tin that is included in the Tin Sub-Index and eligible to be included in the Commodity Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which tin is included and, therefore, the value of the ETNs linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred.  Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which tin is included and, therefore, the value of the ETNs linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate.  To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which tin is included and, therefore, the value of the ETNs linked to that Index.

Additional Risks Associated with ETNs Linked to an Index that Includes Unleaded Gasoline

The ETNs May Be Subject to Certain Risks Specific to Unleaded Gasoline as a Commodity

Unleaded gasoline is an energy-related commodity.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes unleaded gasoline (currently the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular unleaded gasoline, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial and commercial activity with high levels of energy demand;

•       disruptions in the supply chain or in the production or supply of other energy sources;

•       price changes in alternative sources of energy;

•       adjustments to inventory;

•       variations in production and shipping costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Wheat

The ETNs May Be Subject to Certain Risks Specific to Wheat as a Commodity

Wheat is an agricultural commodity and a grain.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes wheat (currently the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular wheat, that might cause price volatility.  These may include, among others:

•       weather conditions, including floods, drought and freezing conditions;

•       changes in government policies;

•       planting decisions; and

•       changes in demand for agricultural products or grains, and in particular wheat, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with ETNs Linked to an Index that Includes Zinc

The ETNs May Be Subject to Certain Risks Specific to Zinc as a Commodity

Zinc is an industrial metal.  Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes zinc (currently the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular zinc, that might cause price volatility.  These may include, among others:

•       changes in the level of industrial activity using industrial metals, and in particular zinc, including the availability of substitutes such as man-made or synthetic substitutes;

•       disruptions in the supply chain, from mining to storage to smelting or refining;

•       adjustments to inventory;

•       variations in production costs, including storage, labor and energy costs;

•       costs associated with regulatory compliance, including environmental regulations; and

•       changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the ETNs linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your ETNs

The futures contract on zinc that is included in the Industrial Metals Sub-Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which zinc is included and, therefore, the value of the ETNs linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred.  Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which zinc is included and, therefore, the value of the ETNs linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate.  To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which zinc is included and, therefore, the value of the ETNs linked to that Index.

THE INDICES – GENERAL INFORMATION

We have derived all information contained in this pricing supplement regarding each Index, including, without limitation, its make-up, method of calculation and changes in its components, from (i) publicly available sources and (ii) the Bloomberg Commodity Index Methodology (a document that is considered proprietary to Bloomberg Finance L.P. (collectively with its affiliates, “Bloomberg”) and UBS Securities LLC (collectively with its affiliates, “UBS” and together with Bloomberg, the “Index Sponsors”), and is available at http://www.bloombergindexes.com).  Such information reflects the policies of, and is subject to change by the Index Sponsors.

In connection with any offering of ETNs, neither we nor any of our agents or dealers, have participated in the preparation of the information described in the first paragraph of this section or made any due diligence inquiry with respect to the index sponsors. Neither we nor any of our agents or dealers makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding the Indices or the Index Sponsors.

You, as an investor in the ETNs, should make your own investigation into the Indices and the Index Sponsors.  Neither the Index Sponsors nor any of the Bloomberg Commodity Index Oversight and Advisory Committees and/or members of the Oversight and Advisory Committees are involved in any offer of ETNs in any way and have no obligation to consider your interests as a holder of the ETNs.  The Index Sponsors have no obligation to continue to publish any Index and may discontinue or suspend publication of any Index at any time in their sole discretion.

One or more of UBS and its affiliates may engage in trading in futures contracts and options on futures contracts on the commodities that underlie the Indices, as well as commodities, including commodities included in the Indices and other investments relating to commodities included in the Indices on a regular basis as part of its general business, for proprietary accounts, for other accounts under management, to facilitate transactions for customers or to hedge obligations under products linked to the Indices.  Although they are not intended to, any of these activities could adversely affect the market price of the index components or the value of the Indices. It is possible that one or more of UBS and its affiliates could receive substantial returns from these hedging activities while the market value of the commodities that underlie the Indices and the value of the Indices decline.

With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take into consideration at any time the needs of any buyer, seller, holder or issuer of the ETNs.

UBS or its affiliates may also issue or underwrite securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing.

Historical performance of the Indices is not an indication of future performance. Future performance of the Indices may differ significantly from historical performance, either positively or negatively.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

Because each Sub-Index is a sub-index of the Commodity Index, disclosure in this pricing supplement relating to the Commodity Index accordingly relates to each of the Sub-Indices as well and should be read in conjunction with the individual descriptions of the Sub-Indices.

Commodity Futures Markets

As discussed in the descriptions of the individual Indices below, each of the Indices is composed of one or more futures contracts on physical commodities.  Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Indices are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the

November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

THE BLOOMBERG COMMODITY INDEXSM

UBS acquired AIG Financial Product Corp.’s commodity business as of May 6, 2009, at which time, UBS and Dow Jones & Company, Inc. (“Dow Jones”) entered into an agreement to jointly market the Index.  The joint marketing agreement with Dow Jones was terminated and UBS entered into a commodity index license agreement (“CILA”) with Bloomberg, whereby UBS has engaged Bloomberg’s services for calculation, publication, administration and marketing of the Indices, effective as of July 1, 2014.  Pursuant to the CILA, Bloomberg, on behalf of UBS, calculates the Indices.  As a result of Bloomberg’s assumption of these functions, the Dow Jones-UBS Commodity IndexesSM have been re-branded as the Bloomberg Commodity IndexesSM effective July 1, 2014.

The Commodity Index was introduced in July 1998 to provide unique, diversified, economically rational and liquid benchmarks for commodities as an asset class. The Commodity Index currently is composed of the prices of twenty-two exchange-traded futures contracts on twenty physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity future markets, see “— The Commodity Futures Markets” above. The commodities included in the Commodity Index for 2016 are as follows: aluminum, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, ULS diesel, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean meal, soybean oil, sugar, unleaded gas (RBOB), wheat (soft and hard red winter) and zinc.

The Bloomberg Commodity IndexSM Oversight and Advisory Committees

Bloomberg has established the Bloomberg Commodity Index Oversight and Advisory Committees to assist it in connection with the operation of the Commodity Index.  The Bloomberg Commodity Index Oversight Committee (the “Oversight Committee”) is comprised of senior representatives from various Bloomberg units.  The Bloomberg Commodity Index Advisory Committee (the “Advisory Committee”) consists of members drawn from the investment community.  The Oversight Committee holds ordinary meetings annually to consider any changes to be made to the Commodity Index for the coming year.  The Oversight Committee may also meet at such other times as may be necessary.  The Oversight Committee is supported by the Advisory Committee, whose role is to advise the Oversight Committee on a non-binding basis on the Commodity Index composition, accuracy, transparency and methodology, and to make non-binding proposals from time to time with respect to the Commodity Index.  The Oversight Committee may adopt or reject any recommendation made by the Advisory Committee or any other proposals.

As described in more detail below, the Commodity Index is reweighted and rebalanced each year on a price-percentage basis.  The annual weightings for the Commodity Index are determined each year by Bloomberg under the supervision of the Oversight Committee.  Following the Oversight Committee’s annual meeting, the annual weightings are publicly announced and take effect in the January following the announcement.  The Oversight and Advisory Committees may also meet at such other times as may be necessary for purposes of their respective responsibilities in connection with oversight of the Commodity Index.

The Oversight Committee has a significant degree of discretion in making determinations relating to the Commodity Index.  The Oversight Committee may exercise this discretion as it determines to be most appropriate.

Four Main Principles Guiding the Creation of the Commodity Index

The Commodity Index was created using the following four main principles:

•       Economic Significance.  A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Commodity Index uses both liquidity data and U.S. dollar-weighted production data in determining the relative quantities of included commodities. The Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Accordingly, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The Commodity Index thus relies on data that is both endogenous to the futures markets (liquidity) and exogenous to the futures markets (production) in determining relative weightings.

•       Diversification A second major goal of the Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Commodity Index is rebalanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

•       Continuity.  A third goal of the Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Commodity Index from year to year. The Commodity Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Commodity Index.

•       Liquidity.  Another goal of the Commodity Index is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Commodity Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the Commodity Index, its creators and owners and there can be no assurance that these goals will be reached by the Index Sponsors.

Composition of the Commodity Index

Commodities available for inclusion in the Commodity Index

The commodities that have been selected for possible inclusion in the Commodity Index are believed by the Index Sponsors to be sufficiently significant to the world economy to merit consideration for inclusion in the Commodity Index, and each such commodity is the subject of a qualifying related futures contract (a “Designated Contract”).

The 24 commodities currently eligible for inclusion in the  Commodity Index are as follows: aluminum, cocoa, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, ULS diesel, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean meal, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat (Soft (Chicago) and Hard Red Winter (Kansas City)) and zinc.

Designated contracts for each commodity

The 20 commodities selected to be included in the Commodity Index for 2016 are as follows: aluminum, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, ULS diesel, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean meal, soybean oil, sugar, unleaded gasoline, wheat (Soft (Chicago) and Hard Red Winter (Kansas City)), and zinc.

Historically, through and including the composition of the Commodity Index for 2016, each commodity is the subject of at least one Designated Contract that is traded in North America and denominated in U.S. dollars (with the exception of several LME contracts, which are traded in London), with the exception of crude oil, for which two contracts have been selected starting in 2012, and wheat, for which two contracts have been selected starting in 2013.  This process is reviewed by the Oversight and Advisory Committees.  The termination or replacement of a futures contract on an established exchange occurs infrequently. If a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace the Designated Contract.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Commodity Index are assigned to Commodity Groups.  The Commodity Groups currently include Energy, Grain, Industrial Metals, Livestock, Precious Metals and Softs.

The commodity groups, and the commodities included in each group as of January 2016 are as follows:

Commodity Group	Commodity
Natural Gas
WTI Crude Oil
Energy	Brent Crude Oil
ULS diesel
Unleaded Gasoline
Corn
Grains	Soybeans
Wheat (Chicago)
Soybean Oil

	Soybean Meal		Silver
	Wheat (KC HRW)		Platinum
Industrial Metals	Aluminum	Softs	Sugar
	Copper		Coffee
	Nickel		Cotton
	Zinc		Cocoa
	Lead	Livestock	Live Cattle
	Tin		Lean Hogs
Precious Metals	Gold

The target weights for the commodities included in the Commodity Index and the target weights for the commodity groups as of January 2016 are as follows:

2016 Commodity Index Target Weights Breakdown by Commodity and Commodity Group

Commodity Group	Commodity	Code	2016 Target Weight	Group Weight
Energy	Natural Gas	NG	8.4488420%	31.03%
	WTI Crude Oil	CL	7.4697630%
	Brent Crude Oil	CO	7.5302370%
	ULS Diesel	HO	3.8290390%
	Unleaded Gasoline	XB	3.7478780%
Grains	Corn	C	7.3587030%	23.22%
	Soybeans	S	5.7038300%
	Wheat	W	3.3268340%
	Soybean Oil	BO	2.8375480%
	Soybean Meal	SM	2.8446630%
	HRW Wheat	KW	1.1531400%
Industrial Metals	Copper	HG	7.6272480%	17.11%
	Aluminum	LA	4.5987080%
	Zinc	LX	2.5276320%
	Nickel	LN	2.3593750%
Precious Metals	Gold	GS	11.3798610%	15.59%
	Silver	SI	4.2131830%
Softs	Sugar	SB	3.6272510%	7.41%
	Coffee	KC	2.2943230%
	Cotton	CT	1.4931910%
Livestock	Live Cattle	LC	3.5666190%	5.63%
	Lean Hogs	LH	2.0621330%

Source: Bloomberg as of January 2016.

Determination of Relative Weightings

The relative weightings of the component commodities included in the Commodity Index are determined annually according to both liquidity and U.S. dollar-adjusted production data in 2/3 and 1/3 shares, respectively.  For each of the commodities designated for potential inclusion in the Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”).  The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic U.S. dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the applicable index.  The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic U.S. dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the applicable index.  For primary commodities that appear in the Commodity Index along with their derivatives (e.g., crude oil, together with ULS diesel and unleaded gasoline), the CPPs within that group of commodities are reassigned among the primary commodity and its derivative commodities to eliminate the double-counting production figures for the primary commodity that would otherwise occur if no adjustment were made.  The same process is applied when more than one Designated Contract has been selected for a particular commodity. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity.  This CIP is then adjusted in accordance with the diversification rules in order to determine the commodities which will be included in the Commodity Index and their respective percentage weights.

Diversification Rules

The Commodity Index is designed to provide diversified exposure to commodities as an asset class.  To ensure that no single commodity or commodity sector dominates the Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Commodity Index as of January of the applicable year:

•       No single commodity (e.g., natural gas or silver) may constitute over 15% of the Commodity Index.

•       No single commodity, together with its derivatives (e.g., WTI Crude Oil and Brent Crude Oil, together with ULS diesel and unleaded gas), may constitute more than 25% of the Commodity Index,

•       No related group of commodities (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Commodity Index.

•       No single commodity (e.g., natural gas or silver) may constitute less than 2% of the Commodity Index, as liquidity allows.

The last rule helps to increase the diversification of the Commodity Index by giving even the smallest commodity within the basket a reasonably significant weight. Commodities with small weights initially may have their weights increased to higher than 2% by prior steps.

Following the annual reweighting and rebalancing of the Commodity Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

The new unit weights for each commodity included in the Commodity Index are determined by calculating the applicable Commodity Index Multiples (“CIMs”).  Following application of the diversification rules discussed above, CIPs are incorporated into the Commodity Index by calculating the new unit weights for each commodity.  On the fourth business day of the month of January (the “CIM Determination Date”) following the calculation of the CIPs, the CIPs are combined with the settlement prices of all Designated Contacts for such day to create the CIM for each Designated Contract for each index component. This CIM is used to achieve the percentage weightings of the index components, in U.S. dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year.  As a result, the observed price percentage of each index component will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculation of the Commodity Index

The Commodity Index is calculated by Bloomberg, on behalf of UBS, by applying the impact of the changes to the futures prices of commodities included in the Commodity Index (based on their relative weightings).

Once the CIMs are determined as discussed above, the calculation of the Commodity Index is a mathematical process that reflects the performance of each index component and the returns that correspond to the weekly announced interest rate for specified 3-month U.S. Treasury Bills.

At present, Bloomberg disseminates the Commodity Index levels approximately every 15 seconds (assuming the Commodity Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMTR <Index>“.

The Commodity Index is a rolling index

The Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five BCOM Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Commodity Index is a “rolling index.”

A “BCOM Business Day” means any day on which the sum of the CIPs for those index components that are open for trading is greater than 50%.  For purposes of this definition, the CIPs used during any calendar year are those calculated in the preceding year and applied on the CIM Determination Date for that year; provided however, that on any day during such calendar year falling prior to or on the CIM Determination Date, the preceding year’s CIPs will be used for purposes of determining the existence of a BCOM Business Day.

The Commodity Index is calculated on a Total Return Basis

The Commodity Index is a “total return” index.  The overall return on the Commodity Index is generated by two components: (i) unleveraged returns on futures contracts on the physical commodities comprising the Commodity Index and (ii) the returns that correspond to the weekly announced interest rate for specified 3-month U.S. Treasury Bills.  The returns are calculated by using the most recent weekly auction high rate for 13-week U.S. Treasury Bills, as reported on the website http://www.treasurydirect.gov/ under the tab entitled “Auction Results” published by the Bureau of the Fiscal Service of the Department of the Treasury, or any successor source, which is generally published once per week on Monday.

Commodity Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Commodity Index may be adjusted in the event that Bloomberg determines that any of the following index calculation disruption events exists:

•       the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the  Commodity Index on that day;

•       the settlement price of any futures contract used in the calculation of the  Commodity Index reflects the maximum permitted price change from the previous day’s settlement price;

•       the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the  Commodity Index; or

•       with respect to any futures contract used in the calculation of the  Commodity Index that trades on the LME, a BCOM Business Day on which the LME is not open for trading.

Additional information on the Commodity Index is available on the following website: http://www.bloombergindexes.com.

THE AGRICULTURE SUB-INDEX

The Agriculture Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for agricultural commodities as an asset class.  It is composed of the futures contracts on agricultural commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Agriculture Sub-Index

The Agriculture Sub-Index currently is composed of the nine exchange-traded futures contracts included in the Commodity Index that relate to agricultural commodities:  coffee, corn, cotton, soybean meal, soybean oil, soybeans, sugar and wheat (Soft (Chicago) and Hard Red Winter (Kansas City).

The target weights for 2016 for the contracts included in the Agriculture Sub-Index are as follows:

Commodity	Weighting
Corn	23.06%
Soybeans	18.92%
Sugar	12.16%
Wheat (Chicago)	10.72%
Soybean Oil	10.27%
Soybean Meal	9.01%
Coffee	7.68%
Cotton	4.43%
Kansas City Wheat	3.75%

Calculation and Publication of the Agriculture Sub-Index

The Agriculture Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Agriculture Sub-Index and to their respective weightings within the Agriculture Sub-Index.

At present, Bloomberg disseminates the Agriculture Sub-Index levels approximately every 15 seconds (assuming the Agriculture Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMAGTR <Index>“.

Historical Closing Levels of the Agriculture Sub-Index

Since its inception, the Agriculture Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Agriculture Sub-Index during any period shown below is not an indication that the value of the Agriculture Sub-Index is more or less likely to increase or decrease at any time during the term of the Agriculture ETNs. The historical levels do not give an indication of future performance of the Agriculture Sub-Index. There can be no assurance that the future performance of the Agriculture Sub-Index or its index components will result in holders of the Agriculture ETNs receiving a positive return on their investment.

The Agriculture Sub-Index was launched on July 7, 2005.  All data relating to the period prior to the launch of the Agriculture Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2005.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Agriculture Sub-Index would have performed from December 31, 1991 to December 31, 2004 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Agriculture Sub-Index has performed from December 31, 2005 onwards.

December 31, 1991	102.665
December 31, 1992	93.956
December 31, 1993	111.159
December 30, 1994	120.360
December 29, 1995	149.251
December 31, 1996	152.354
December 31, 1997	176.881
December 31, 1998	140.753
December 31, 1999	111.838
December 29, 2000	108.975
December 31, 2001	90.102
December 31, 2002	107.342
December 31, 2003	122.268

December 31, 2004	106.556
December 31, 2005	107.711
December 29, 2006	123.064
December 31, 2007	159.846
December 31, 2008	115.94
December 31, 2009	131.843
December 31, 2010	182.595
December 30, 2011	156.385

December 31, 2012	162.614
December 31, 2013	139.387
December 31, 2014	126.529
December 31, 2015	106.786
March 31, 2016	107.542

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Agriculture Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THE ALUMINUM SUB-INDEX

The Aluminum Sub-Index is a single-component Sub-Index that is designed to be a benchmark for aluminum as an asset class.  It is composed of the futures contract on aluminum that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Aluminum Sub-Index

The Aluminum Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Aluminum Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Aluminum Sub-Index levels approximately every 15 seconds (assuming the Aluminum Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMALTR <Index>“.

Historical Closing Levels of the Aluminum Sub-Index

Since its inception, the Aluminum Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Aluminum Sub-Index during any period shown below is not an indication that the value of the Aluminum Sub-Index is more or less likely to increase or decrease at any time during the term of the Aluminum ETNs. The historical levels do not give an indication of future performance of the Aluminum Sub-Index. There can be no assurance that the future performance of the Aluminum Sub-Index or its index components will result in holders of the Aluminum ETNs receiving a positive return on their investment.

The Aluminum Sub-Index was launched on February 1, 2006.  All data relating to the period prior to the launch of the Aluminum Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Aluminum Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Aluminum Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	70.392
December 31, 1992	73.349
December 31, 1993	63.105
December 30, 1994	109.359
December 29, 1995	93.704
December 31, 1996	82.439
December 31, 1997	84.268
December 31, 1998	66.788
December 31, 1999	86.608
December 29, 2000	85.518
December 31, 2001	73.962
December 31, 2002	72.065
December 31, 2003	86.724
December 31, 2004	107.482
December 31, 2005	128.195
December 29, 2006	160.569
December 31, 2007	136.205
December 31, 2008	81.544
December 31, 2009	109.128
December 31, 2010	114.996
December 30, 2011	90.069
December 31, 2012	86.487
December 31, 2013	68.547
December 31, 2014	66.434
December 31, 2015	51.196
March 31, 2016	51.128

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Aluminum Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COFFEE SUB-INDEX

The Coffee Sub-Index is a single-component Sub-Index that is designed to be a benchmark for coffee as an asset class.  It is composed of the futures contract on coffee that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Coffee Sub-Index

The Coffee Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Coffee Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Coffee Sub-Index levels approximately every 15 seconds (assuming the Coffee Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMKCTR <Index>“.

Historical Closing Levels of the Coffee Sub-Index

Since its inception, the Coffee Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Coffee Sub-Index during any period shown below is not an indication that the value of the Coffee Sub-Index is more or less likely to increase or decrease at any time during the term of the Coffee ETNs. The historical levels do not give an indication of future performance of the Coffee Sub-Index. There can be no assurance that the future performance of the Coffee Sub-Index or its index components will result in holders of the Coffee ETNs receiving a positive return on their investment.

The Coffee Sub-Index was launched on February 1, 2006.  All data relating to the period prior to the launch of the Coffee Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Coffee Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Coffee Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	78.741
December 31, 1992	67.006
December 31, 1993	52.106
December 30, 1994	118.365
December 29, 1995	70.377
December 31, 1996	111.682
December 31, 1997	252.681
December 31, 1998	223.594
December 31, 1999	226.536
December 29, 2000	100.741
December 31, 2001	55.521
December 31, 2002	55.720
December 31, 2003	48.986
December 31, 2004	66.318
December 31, 2005	60.490
December 29, 2006	64.129
December 31, 2007	62.786
December 31, 2008	46.362
December 31, 2009	51.139
December 31, 2010	85.399
December 30, 2011	75.847
December 31, 2012	44.303
December 31, 2013	30.783
December 31, 2014	42.415
December 31, 2015	29.039
March 31, 2016	28.716

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Coffee Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COPPER SUB-INDEX

The Copper Sub-Index is a single-component Sub-Index that is designed to be a benchmark for copper as an asset class.  It is composed of the futures contract on copper that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Copper Sub-Index

The Copper Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Copper Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Copper Sub-Index levels approximately every 15 seconds (assuming the Copper Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMHGTR <Index>“.

Historical Closing Levels of the Copper Sub-Index

Since its inception, the Copper Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Copper Sub-Index during any period shown below is not an indication that the value of the Copper Sub-Index is more or less likely to increase or decrease at any time during the term of the Copper ETNs. The historical levels do not give an indication of future performance of the Copper Sub-Index. There can be no assurance that the future performance of the Copper Sub-Index or its index components will result in holders of the Copper ETNs receiving a positive return on their investment.

The Copper Sub-Index was launched on February 1, 2006.  All data relating to the period prior to the launch of the Copper Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Copper Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Copper Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	93.852
December 31, 1992	102.887
December 31, 1993	81.793
December 30, 1994	145.666
December 29, 1995	157.850
December 31, 1996	158.254
December 31, 1997	143.182
December 31, 1998	123.356
December 31, 1999	155.247
December 29, 2000	153.271
December 31, 2001	118.121
December 31, 2002	122.198
December 31, 2003	178.567
December 31, 2004	257.498
December 31, 2005	415.010
December 29, 2006	631.804
December 31, 2007	688.285
December 31, 2008	323.062
December 31, 2009	742.970
December 31, 2010	962.468
December 30, 2011	727.563
December 31, 2012	763.980
December 31, 2013	697.041
December 31, 2014	581.652
December 31, 2015	435.477
March 31, 2016	444.969

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Copper Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COTTON SUB-INDEX

The Cotton Sub-Index is a single-component Sub-Index that is designed to be a benchmark for cotton as an asset class.  It is composed of the futures contract on cotton that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Cotton Sub-Index

The Cotton Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Cotton Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Cotton Sub-Index levels approximately every 15 seconds (assuming the Cotton Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMCTTR <Index>“.

Historical Closing Levels of the Cotton Sub-Index

Since its inception, the Cotton Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Cotton Sub-Index during any period shown below is not an indication that the value of the Cotton Sub-Index is more or less likely to increase or decrease at any time during the term of the Cotton ETNs. The historical levels do not give an indication of future performance of the Cotton Sub-Index. There can be no assurance that the future performance of the Cotton Sub-Index or its index components will result in holders of the Cotton ETNs receiving a positive return on their investment.

The Cotton Sub-Index was launched on February 1, 2006.  All data relating to the period prior to the launch of the Cotton Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Cotton Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Cotton Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	94.976
December 31, 1992	88.700
December 31, 1993	100.423
December 30, 1994	142.241
December 29, 1995	202.343
December 31, 1996	193.905
December 31, 1997	165.050
December 31, 1998	148.593
December 31, 1999	123.310
December 29, 2000	134.921
December 31, 2001	67.353
December 31, 2002	78.345
December 31, 2003	93.981
December 31, 2004	53.229
December 31, 2005	54.108
December 29, 2006	46.221
December 31, 2007	47.217
December 31, 2008	27.020
December 31, 2009	35.161
December 31, 2010	69.675
December 30, 2011	54.557
December 31, 2012	47.613
December 31, 2013	51.921
December 31, 2014	40.929
December 31, 2015	42.143
March 31, 2016	38.606

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Cotton Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

ENERGY SUB-INDEX

The Energy Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for energy-related commodities as an asset class.  It is composed of the futures contracts on energy-related commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Energy Sub-Index

The Energy Sub-Index currently is composed of the five exchange-traded futures contracts included in the Commodity Index that relate to energy-related commodities:  Brent crude oil, ULS diesel, natural gas, unleaded gasoline and WTI crude oil.

The target weights for 2016 for the contracts included in the Energy Sub-Index are as follows:

Commodity	Weighting
Brent Crude Oil	26.93%
WTI Crude Oil	24.72%
Natural Gas	21.97%
Unleaded Gasoline	13.81%
ULS Diesel	12.57%

Calculation and Publication of the Energy Sub-Index

The Energy Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Energy Sub-Index and to their respective weightings within the Energy Sub-Index.

At present, Bloomberg disseminates the Energy Sub-Index levels approximately every 15 seconds (assuming the Energy Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMENTR <Index>“.

Historical Closing Levels of the Energy Sub-Index

Since its inception, the Energy Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Energy Sub-Index during any period shown below is not an indication that the value of the Energy Sub-Index is more or less likely to increase or decrease at any time during the term of the Energy ETNs. The historical levels do not give an indication of future performance of the Energy Sub-Index. There can be no assurance that the future performance of the Energy Sub-Index or its index components will result in holders of the Energy ETNs receiving a positive return on their investment.

The Energy Sub-Index was launched on November 15, 2001.  All data relating to the period prior to the launch of the Energy Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Energy Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Energy Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	88.767
December 31, 1992	100.648
December 31, 1993	75.850
December 30, 1994	87.814
December 29, 1995	109.188
December 31, 1996	204.849
December 31, 1997	158.488
December 31, 1998	85.458
December 31, 1999	155.294
December 29, 2000	342.212
December 31, 2001	215.135
December 31, 2002	333.642
December 31, 2003	439.460
December 31, 2004	523.493
December 31, 2005	744.210
December 29, 2006	436.062
December 31, 2007	526.268
December 31, 2008	277.168
December 31, 2009	262.465

December 31, 2010	234.779
December 30, 2011	197.294
December 31, 2012	178.826
December 31, 2013	188.120
December 31, 2014	114.106

December 31, 2015	69.751
March 31, 2016	63.258

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Bloomberg Energy Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

GRAINS SUB-INDEX

The Grains Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for grains as an asset class.  It is composed of the futures contracts on grains that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Grains Sub-Index

The Grains Sub-Index currently is composed of the four exchange-traded futures contracts included in the Commodity Index that relate to grains:  corn, soybeans and wheat.

The target weights for 2016 for the contracts included in the Grains Sub-Index are as follows:

Commodity	Weighting
Corn	40.85%
Soybeans	33.51%
Wheat (Chicago)	18.99%
Kansas City Wheat	6.65%

Calculation and Publication of the Grains Sub-Index

The Grains Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Grains Sub-Index and to their respective weightings within the Grains Sub-Index.

At present, Bloomberg disseminates the Grains Sub-Index levels approximately every 15 seconds (assuming the Grains Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMGRTR <Index>“.

Historical Closing Levels of the Grains Sub-Index

Since its inception, the Grains Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Grains Sub-Index during any period shown below is not an indication that the value of the Grains Sub-Index is more or less likely to increase or decrease at any time during the term of the Grains ETNs. The historical levels do not give an indication of future performance of the Grains Sub-Index. There can be no assurance that the future performance of the Grains Sub-Index or its index components will result in holders of the Grains ETNs receiving a positive return on their investment.

The Grains Sub-Index was launched on November 15, 2001.  All data relating to the period prior to the launch of the Grains Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Grains Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Grains Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	107.489
December 31, 1992	98.296
December 31, 1993	123.665
December 30, 1994	104.503
December 29, 1995	141.546
December 31, 1996	135.392
December 31, 1997	147.845
December 31, 1998	114.389
December 31, 1999	92.413
December 29, 2000	90.890
December 31, 2001	74.585
December 31, 2002	87.244
December 31, 2003	106.209
December 31, 2004	81.057
December 31, 2005	78.368
December 29, 2006	96.872
December 31, 2007	137.627
December 31, 2008	101.406
December 31, 2009	99.736
December 31, 2010	129.936
December 30, 2011	111.218
December 31, 2012	131.518
December 31, 2013	109.291
December 31, 2014	99.054
December 31, 2015	79.814
March 31, 2016	79.912

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Grains Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

INDUSTRIAL METALS SUB-INDEX

The Industrial Metals Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for industrial metals as an asset class.  It is composed of the futures contracts on industrial metals that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Industrial Metals Sub-Index

The Industrial Metals Sub-Index currently is composed of the four exchange-traded futures contracts included in the Commodity Index that relate to industrial metals:  aluminum, copper, nickel and zinc.

The target weights for 2016 for the contracts included in the Industrial Metals Sub-Index are as follows:

Commodity	Weighting
Copper	44.35%
Aluminum	26.24%
Zinc	16.50%
Nickel	12.91%

Calculation and Publication of the Industrial Metals Sub-Index

The Industrial Metals Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Industrial Metals Sub-Index and to their respective weightings within the Industrial Metals Sub-Index.

At present, Bloomberg disseminates the Industrial Metals Sub-Index levels approximately every 15 seconds (assuming the Industrial Metals Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMINTR <Index>“.

Historical Closing Levels of the Industrial Metals Sub-Index

Since its inception, the Industrial Metals Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Industrial Metals Sub-Index during any period shown below is not an indication that the value of the Industrial Metals Sub-Index is more or less likely to increase or decrease at any time during the term of the Industrial Metals ETNs. The historical levels do not give an indication of future performance of the Industrial Metals Sub-Index. There can be no assurance that the future performance of the Industrial Metals Sub-Index or its index components will result in holders of the Industrial Metals ETNs receiving a positive return on their investment.

The Industrial Metals Sub-Index was launched on November 15, 2001.  All data relating to the period prior to the launch of the Industrial Metals Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Industrial Metals Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Industrial Metals Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	86.470
December 31, 1992	90.324
December 31, 1993	75.839
December 30, 1994	126.387
December 29, 1995	121.396
December 31, 1996	113.539
December 31, 1997	111.532
December 31, 1998	90.497
December 31, 1999	123.622
December 29, 2000	120.305
December 31, 2001	97.855
December 31, 2002	100.693
December 31, 2003	144.527
December 31, 2004	181.048

December 31, 2005	241.645
December 29, 2006	416.470
December 31, 2007	375.397
December 31, 2008	194.208
December 31, 2009	349.541
December 31, 2010	406.319
December 30, 2011	307.878

December 31, 2012	309.949
December 31, 2013	267.695
December 31, 2014	249.305
December 31, 2015	182.297
March 31, 2016	186.476

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Industrial Metals Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

LIVESTOCK SUB-INDEX

The Livestock Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for livestock as an asset class.  It is composed of the futures contracts on livestock that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Livestock Sub-Index

The Livestock Sub-Index currently is composed of the two exchange-traded futures contracts included in the Commodity Index that relate to livestock:  lean hogs and live cattle.

The target weights for 2016 for the contracts included in the Livestock Sub-Index are as follows:

Commodity	Weighting
Live Cattle	54.17%
Lean Hogs	45.83%

Calculation and Publication of the Livestock Sub-Index

The Livestock Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Livestock Sub-Index and to their respective weightings within the Livestock Sub-Index.

At present, Bloomberg disseminates the Livestock Sub-Index levels approximately every 15 seconds (assuming the Livestock Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMLITR <Index>“.

Historical Closing Levels of the Livestock Sub-Index

Since its inception, the Livestock Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Livestock Sub-Index during any period shown below is not an indication that the value of the Livestock Sub-Index is more or less likely to increase or decrease at any time during the term of the Livestock ETNs. The historical levels do not give an indication of future performance of the Livestock Sub-Index. There can be no assurance that the future performance of the Livestock Sub-Index or its index components will result in holders of the Livestock ETNs receiving a positive return on their investment.

The Livestock Sub-Index was launched on November 15, 2001.  All data relating to the period prior to the launch of the Livestock Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Livestock Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Livestock Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	101.203
December 31, 1992	127.855
December 31, 1993	138.078
December 30, 1994	124.555
December 29, 1995	130.599
December 31, 1996	151.002
December 31, 1997	142.237
December 31, 1998	101.495
December 31, 1999	116.346
December 29, 2000	126.184
December 31, 2001	125.452
December 31, 2002	111.108
December 31, 2003	106.760
December 31, 2004	135.694
December 31, 2005	135.341
December 29, 2006	127.058
December 31, 2007	113.498
December 31, 2008	81.259
December 31, 2009	69.014
December 31, 2010	75.413
December 30, 2011	73.679
December 31, 2012	71.069
December 31, 2013	68.552
December 31, 2014	76.474
December 31, 2015	62.073
March 31, 2016	62.790

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Livestock Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

NATURAL GAS SUB-INDEX

The Natural Gas Sub-Index is a single-component Sub-Index that is designed to be a benchmark for natural gas as an asset class.  It is composed of the futures contract on natural gas that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.  Please refer to the section titled “Temporary Suspension of Further Issuances of iPath® Bloomberg Natural Gas Subindex Total ReturnSM ETNs and Temporary Suspension of Further Sales and Issuances of iPath® Bloomberg Platinum Subindex Total ReturnSM ETNs” for more information on the temporary suspension of further issuances of the Natural Gas ETNs.

Calculation and Publication of the Natural Gas Sub-Index

The Natural Gas Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Natural Gas Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Natural Gas Sub-Index levels approximately every 15 seconds (assuming the Natural Gas Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMNGTR <Index>“.

Historical Closing Levels of the Natural Gas Sub-Index

Since its inception, the Natural Gas Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Natural Gas Sub-Index during any period shown below is not an indication that the value of the Natural Gas Sub-Index is more or less likely to increase or decrease at any time during the term of the Natural Gas ETNs. The historical levels do not give an indication of future performance of the Natural Gas Sub-Index. There can be no assurance that the future performance of the Natural Gas Sub-Index or its index components will result in holders of the Natural Gas ETNs receiving a positive return on their investment.

The Natural Gas Sub-Index was launched on February 1, 2006.  All data relating to the period prior to the launch of the Natural Gas Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Natural Gas Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Natural Gas Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	69.376
December 31, 1992	106.788
December 31, 1993	116.684
December 30, 1994	78.231
December 29, 1995	81.730
December 31, 1996	126.078
December 31, 1997	116.435
December 31, 1998	69.198
December 31, 1999	71.611
December 29, 2000	321.190
December 31, 2001	70.380
December 31, 2002	98.186
December 31, 2003	125.137
December 31, 2004	93.294
December 31, 2005	147.224
December 29, 2006	43.043
December 31, 2007	34.736
December 31, 2008	21.851
December 31, 2009	10.586
December 31, 2010	6.289
December 30, 2011	3.327
December 31, 2012	2.308
December 31, 2013	2.423
December 31, 2014	1.679
December 31, 2015	1.008
March 31, 2016	0.789

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Natural Gas Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

NICKEL SUB-INDEX

The Nickel Sub-Index is a single-component Sub-Index that is designed to be a benchmark for nickel as an asset class.  It is composed of the futures contract on nickel that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Nickel Sub-Index

The Nickel Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Nickel Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Nickel Sub-Index levels approximately every 15 seconds (assuming the Nickel Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMNITR <Index>“.

Historical Closing Levels of the Nickel Sub-Index

Since its inception, the Nickel Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nickel Sub-Index during any period shown below is not an indication that the value of the Nickel Sub-Index is more or less likely to increase or decrease at any time during the term of the Nickel ETNs. The historical levels do not give an indication of future performance of the Nickel Sub-Index. There can be no assurance that the future performance of the Nickel Sub-Index or its index components will result in holders of the Nickel ETNs receiving a positive return on their investment.

The Nickel Sub-Index was launched on February 1, 2006.  All data relating to the period prior to the launch of the Nickel Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Nickel Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Nickel Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	90.748
December 31, 1992	74.436
December 31, 1993	65.116
December 30, 1994	108.756
December 29, 1995	96.199
December 31, 1996	77.880
December 31, 1997	72.706
December 31, 1998	48.462
December 31, 1999	101.943
December 29, 2000	99.047
December 31, 2001	89.010
December 31, 2002	117.759
December 31, 2003	280.755
December 31, 2004	268.788
December 31, 2005	255.078
December 29, 2006	714.957
December 31, 2007	621.979
December 31, 2008	272.542
December 31, 2009	422.125
December 31, 2010	558.007
December 30, 2011	420.297
December 31, 2012	337.347
December 31, 2013	301.500
December 31, 2014	323.537
December 31, 2015	185.587
March 31, 2016	177.945

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Nickel Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PLATINUM SUB-INDEX

The Platinum Sub-Index is a single-component Sub-Index that is designed to be a benchmark for platinum as an asset class.  It is composed of the futures contract on platinum that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, platinum is one of the four commodities eligible for inclusion but not included in the Commodity Index.  The contract included in the Platinum Sub-Index is the “Platinum” contract traded on the New York Mercantile Exchange, which is the contract that would be eligible for inclusion in the Commodity Index if platinum were one of the commodities included in the Commodity Index.

Please refer to the section titled “Temporary Suspension of Further Issuances of iPath® Bloomberg Natural Gas Subindex Total ReturnSM ETNs and Temporary Suspension of Further Sales and Issuances of iPath® Bloomberg Platinum Subindex Total ReturnSM ETNs” for more information on the temporary suspension of further sales from inventory and issuances of the Platinum ETNs.

Calculation and Publication of the Platinum Sub-Index

The Platinum Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Platinum Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Platinum Sub-Index levels approximately every 15 seconds (assuming the Platinum Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMPLTR <Index>“.

Historical Closing Levels of the Platinum Sub-Index

Since its inception, the Platinum Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Platinum Sub-Index during any period shown below is not an indication that the value of the Platinum Sub-Index is more or less likely to increase or decrease at any time during the term of the Platinum ETNs. The historical levels do not give an indication of future performance of the Platinum Sub-Index. There can be no assurance that the future performance of the Platinum Sub-Index or its index components will result in holders of the Platinum ETNs receiving a positive return on their investment.

The Platinum Sub-Index was launched on March 7, 2008.  All data relating to the period prior to the launch of the Platinum Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Platinum Sub-Index would have performed from December 31, 1991 to December 31, 2007 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Platinum Sub-Index has performed from March 7, 2008 onwards.

December 31, 1991	79.211
December 31, 1992	85.599
December 31, 1993	99.317
December 30, 1994	106.351
December 29, 1995	106.224
December 31, 1996	101.439
December 31, 1997	106.799
December 31, 1998	112.277
December 31, 1999	140.490
December 29, 2000	238.084
December 31, 2001	206.344
December 31, 2002	271.644
December 31, 2003	397.291
December 31, 2004	444.141
December 31, 2005	522.497
December 29, 2006	619.368
December 31, 2007	841.008
December 31, 2008	519.555
December 31, 2009	800.327
December 31, 2010	955.178
December 30, 2011	746.560
December 31, 2012	811.338
December 31, 2013	715.791
December 31, 2014	627.722
December 31, 2015	461.663
March 31, 2016	505.066

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Bloomberg Platinum Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PRECIOUS METALS SUB-INDEX

The Precious Metals Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for precious metals as an asset class.  It is composed of the futures contracts on precious metals that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Precious Metals Sub-Index

The Precious Metals Sub-Index currently is composed of the two exchange-traded futures contracts included in the Commodity Index that relate to precious metals:  gold and silver.

The target weights for 2016 for the contracts included in the Precious Metals Sub-Index are as follows:

Commodity	Weighting
Gold	73.42%
Silver	26.58%

Calculation and Publication of the Precious Metals Sub-Index

The Precious Metals Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Precious Metals Sub-Index and to their respective weightings within the Precious Metals Sub-Index.

At present, Bloomberg disseminates the Precious Metals Sub-Index levels approximately every 15 seconds (assuming the Precious Metals Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMPRTR <Index>“.

Historical Closing Levels of the Precious Metals Sub-Index

Since its inception, the Precious Metals Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Precious Metals Sub-Index during any period shown below is not an indication that the value of the Precious Metals Sub-Index is more or less likely to increase or decrease at any time during the term of the Precious Metals ETNs. The historical levels do not give an indication of future performance of the Precious Metals Sub-Index. There can be no assurance that the future performance of the Precious Metals Sub-Index or its index components will result in holders of the Precious Metals ETNs receiving a positive return on their investment.

The Precious Metals Sub-Index was launched on November 15, 2001.  All data relating to the period prior to the launch of the Precious Metals Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Precious Metals Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Precious Metals Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	91.645
December 31, 1992	86.197
December 31, 1993	106.795
December 30, 1994	103.442
December 29, 1995	106.513
December 31, 1996	101.332
December 31, 1997	93.883
December 31, 1998	90.647
December 31, 1999	94.139
December 29, 2000	86.830
December 31, 2001	87.910
December 31, 2002	104.488
December 31, 2003	125.684
December 31, 2004	134.989
December 31, 2005	162.583
December 29, 2006	206.666
December 31, 2007	260.306
December 31, 2008	249.749
December 31, 2009	322.681
December 31, 2010	460.320
December 30, 2011	481.314

December 31, 2012	511.569
December 31, 2013	353.995
December 31, 2014	330.251

December 31, 2015	292.429
March 31, 2016	337.129

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Precious Metals Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SOFTS SUB-INDEX

The Softs Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for soft commodities as an asset class.  It is composed of the futures contracts on soft commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Softs Sub-Index

The Softs Sub-Index currently is composed of the three exchange-traded futures contracts included in the Commodity Index that relate to soft commodities:  coffee, cotton and sugar.

The target weights for 2016 for the contracts included in the Softs Sub-Index are as follows:

Commodity	Weighting
Sugar	50.10%
Coffee	31.63%
Cotton	18.26%

Calculation and Publication of the Softs Sub-Index

The Softs Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Softs Sub-Index and to their respective weightings within the Softs Sub-Index.

At present, Bloomberg disseminates the Softs Sub-Index levels approximately every 15 seconds (assuming the Softs Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMSOTR <Index>“.

Historical Closing Levels of the Softs Sub-Index

Since its inception, the Softs Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Softs Sub-Index during any period shown below is not an indication that the value of the Softs Sub-Index is more or less likely to increase or decrease at any time during the term of the

Softs ETNs. The historical levels do not give an indication of future performance of the Softs Sub-Index. There can be no assurance that the future performance of the Softs Sub-Index or its index components will result in holders of the Softs ETNs receiving a positive return on their investment.

The Softs Sub-Index was launched on November 15, 2001.  All data relating to the period prior to the launch of the Softs Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Softs Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)     on an actual basis, how the Softs Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	95.408
December 31, 1992	82.248
December 31, 1993	84.495
December 30, 1994	130.755
December 29, 1995	129.052
December 31, 1996	153.343
December 31, 1997	204.213
December 31, 1998	166.665
December 31, 1999	133.983
December 29, 2000	130.453
December 31, 2001	105.968
December 31, 2002	127.912
December 31, 2003	123.838
December 31, 2004	126.890
December 31, 2005	140.339
December 29, 2006	123.540
December 31, 2007	119.273
December 31, 2008	85.358
December 31, 2009	123.124
December 31, 2010	196.873
December 30, 2011	169.372
December 31, 2012	131.447
December 31, 2013	109.282
December 31, 2014	98.245
December 31, 2015	88.564
March 31, 2016	87.700

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Softs Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SUGAR SUB-INDEX

The Sugar Sub-Index is a single-component Sub-Index that is designed to be a benchmark for sugar as an asset class.  It is composed of the futures contract on sugar that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Sugar Sub-Index

The Sugar Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Sugar Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Sugar Sub-Index levels approximately every 15 seconds (assuming the Sugar Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMSBTR <Index>“.

Historical Closing Levels of the Sugar Sub-Index

Since its inception, the Sugar Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Sugar Sub-Index during any period shown below is not an indication that the value of the Sugar Sub-Index is more or less likely to increase or decrease at any time during the term of the Sugar ETNs. The historical levels do not give an indication of future performance of the Sugar Sub-Index. There can be no assurance that the future performance of the Sugar Sub-Index or its index components will result in holders of the Sugar ETNs receiving a positive return on their investment.

The Sugar Sub-Index was launched on February 1, 2006.  All data relating to the period prior to the launch of the Sugar Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Sugar Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Sugar Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	116.775
December 31, 1992	127.696
December 31, 1993	141.670
December 30, 1994	193.099
December 29, 1995	209.616
December 31, 1996	250.997
December 31, 1997	289.693
December 31, 1998	183.941
December 31, 1999	146.428
December 29, 2000	253.801
December 31, 2001	215.207
December 31, 2002	289.917
December 31, 2003	232.452
December 31, 2004	288.680
December 31, 2005	430.708
December 29, 2006	321.010
December 31, 2007	286.516
December 31, 2008	229.426
December 31, 2009	427.334
December 31, 2010	529.731
December 30, 2011	466.624
December 31, 2012	406.178
December 31, 2013	325.006
December 31, 2014	224.600
December 31, 2015	214.039
March 31, 2016	216.949

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bloomberg Sugar Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TIN SUB-INDEX

The Tin Sub-Index is a single-component Sub-Index that is designed to be a benchmark for tin as an asset class.  It is composed of the futures contract on tin that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, tin is one of the four commodities eligible for inclusion but not included in the Commodity Index.  The contract included in the Tin Sub-Index is the “Refined Tin” contract traded on the LME, which is the contract that would be eligible for inclusion in the Commodity Index if tin were one of the commodities included in the Commodity Index.

Calculation and Publication of the Tin Sub-Index

The Tin Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Tin Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Bloomberg disseminates the Tin Sub-Index levels approximately every 15 seconds (assuming the Tin Sub-Index levels have changed within such 15-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and publishes daily levels at approximately 5:00 p.m., New York City time, on Bloomberg page “BCOMSNTR <Index>“.

Historical Closing Levels of the Tin Sub-Index

Since its inception, the Tin Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Tin Sub-Index during any period shown below is not an indication that the value of the Tin Sub-Index is more or less likely to increase or decrease at any time during the term of the Tin ETNs. The historical levels do not give an indication of future performance of the Tin Sub-Index. There can be no assurance that the future performance of the Tin Sub-Index or its index components will result in holders of the Tin

ETNs receiving a positive return on their investment.

The Tin Sub-Index was launched on March 7, 2008.  All data relating to the period prior to the launch of the Tin Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)     on a hypothetical basis, how the Tin Sub-Index would have performed from December 31, 1991 to December 31, 2007 based on the selection criteria and methodology described above; and

(ii)    on an actual basis, how the Tin Sub-Index has performed from March 7, 2008 onwards.

December 31, 1991	99.702
December 31, 1992	104.499
December 31, 1993	86.922
December 30, 1994	109.651
December 29, 1995	120.127
December 31, 1996	114.318
December 31, 1997	109.359
December 31, 1998	116.331
December 31, 1999	143.638
December 29, 2000	125.872
December 31, 2001	95.203
December 31, 2002	103.768
December 31, 2003	160.283
December 31, 2004	206.970
December 31, 2005	187.208
December 29, 2006	348.100
December 31, 2007	519.023
December 31, 2008	346.38
December 31, 2009	584.663
December 31, 2010	924.939
December 30, 2011	655.129
December 31, 2012	799.327
December 31, 2013	759.076
December 31, 2014	659.256
December 31, 2015	497.505
March 31, 2016	574.766

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Bloomberg Tin Subindex Total ReturnSM Historical Performance

January 31, 1991 – March 31, 2016

Source: Bloomberg.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

LICENSE AGREEMENTS

“Bloomberg®”, “Bloomberg Commodity IndexSM”, “Bloomberg Commodity Index Total ReturnSM”, “Bloomberg Agriculture Subindex Total ReturnSM”, “Bloomberg Aluminum Subindex Total ReturnSM”, “Bloomberg Coffee Subindex Total ReturnSM”, “Bloomberg Copper Subindex Total ReturnSM”, “Bloomberg Cotton Subindex Total ReturnSM”, “Bloomberg Energy Subindex Total ReturnSM”, “Bloomberg Grains Subindex Total ReturnSM”, “Bloomberg Industrial Metals Subindex Total ReturnSM”, “Bloomberg Livestock Subindex Total ReturnSM”, “Bloomberg Natural Gas Subindex Total ReturnSM”, “Bloomberg Nickel Subindex Total ReturnSM”, “Bloomberg Platinum Subindex Total ReturnSM”, “Bloomberg Precious Metals Subindex Total ReturnSM”, “Bloomberg Softs Subindex Total ReturnSM”, “Bloomberg Sugar Subindex Total ReturnSM”, “Bloomberg Tin Subindex Total ReturnSM” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC.

Any ETNs based on the Bloomberg Commodity Index are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.  The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to Barclays Bank PLC is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity IndexSM, which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to Barclays Bank PLC or the ETNs.  Bloomberg and UBS Securities have no obligation to take the needs of Barclays Bank PLC or the owners of the ETNs into consideration in determining, composing or calculating the Bloomberg Commodity IndexSM.  None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the ETNs to be issued or in the determination or calculation of the equation by which the ETNs are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities customers, in connection with the administration, marketing or trading of the ETNs.  Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the ETNs currently being issued by Barclays Bank PLC, but which may be similar to and competitive with the ETNs.  In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Commodity IndexSM and the Bloomberg Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures.  It is possible that this trading activity will affect the value of the Bloomberg Commodity IndexSM and the ETNs.

Purchasers of the ETNs should not conclude that the inclusion of a futures contract in the Bloomberg Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates.  The information in this index supplement regarding the Bloomberg Commodity IndexSM components has been derived solely from publicly available documents.  None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM components in connection with the ETNs.  None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.  NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE ETNS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN.  NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY

DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEXSM, OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE NO LIABILITY FOR ANY LOST PROFITS OR INDIRECT, CONSEQUENTIAL, INCIDENTAL PUNITIVE, OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE ETNS OR THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA OR VALUES RELATING THERETO EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS ETNS AND BARCLAYS BANK PLC, OTHER THAN UBS AG.

VALUATION OF THE ETNS

The market value of each series of ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index underlying the ETNs on any day will affect the market value of the ETNs more than any other factors. Other factors that may influence the market value of a series of ETNs include, but are not limited to, supply and demand for the series of ETNs, the volatility of the Index underlying the ETNs, the market price of the index components included in that Index, the Treasury Bill rate of interest, the volatility of commodities prices, economic, financial, political, regulatory, or judicial events that affect the value of the Index underlying the ETNs or the market price of the index components included in that Index, the general interest rate environment, as well as the perceived creditworthiness of Barclays Bank PLC. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

An “intraday indicative value”, meant to approximate changes in the value of the ETNs during the current trading day by reference to the Index, is published for reference purposes only.

The intraday indicative value for any series of ETNs is intended to provide investors with an approximation of the effect that changes in the level of the Index underlying the ETNs during the current trading day would have on the daily redemption value of such series of ETNs from the previous day.  Intraday indicative value differs from the daily redemption value in two important respects.  First, intraday indicative value is based on the most recent Index level published by the Index Sponsor, which reflects the most recent reported sales prices for the index components, rather than the Index Factor of a series of ETNs for the immediately preceding calendar day.  Second, the intraday indicative value only reflects the investor fee for a series of ETNs at the close of business on the preceding calendar day, but does not include any adjustment for the investor fee of such series of ETNs during the course of the current day.

The intraday indicative value for any series of ETNs is published as a convenience for reference purposes only and does not represent the actual trading price of such ETNs, which may be influenced by bid-offer spreads, hedging and transaction costs and market liquidity, among other factors.

The intraday indicative value is calculated and published by NYSE Euronext (NYSE) or a successor for each series of ETNs under the intraday indicative value (IIV) ticker symbols listed in the following table:

ETNs	IIV Ticker
Agriculture ETNs	JJA.IV
Aluminum ETNs	JJU.IV
Coffee ETNs	JO.IV
Copper ETNs	JJC.IV
Cotton ETNs	BAL.V
Energy ETNs	JJE.IV
Grains ETNs	JJG.IV
Industrial Metals ETNs	JJM.IV
Livestock ETNs	COW.IV
Natural Gas ETNs	GAZ.IV
Nickel ETNs	JJN.IV
Platinum ETNs	PGM.IV
Precious Metals ETNs	JJP.IV
Softs ETNs	JJS.IV
Sugar ETNs	SGG.IV
Tin ETNs	JJT.IV

In connection with any series of ETNs, we use the term “intraday indicative value” to refer to the value at a given time on any trading day determined based on the following equation:

Intraday Indicative Value = Principal Amount per ETN  X  (Current Index Level  /  Initial Index Level) -  Current Investor Fee

where:

Principal Amount per ETN  =  $50;

Current Index Level  =  The most recent published level of the Index underlying the ETNs as reported by the Index Sponsors;

Initial Index Level  =  The level of that Index on the inception date; and

Current Investor Fee  =  The most recent daily calculation of the investor fee with respect to the ETNs, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

NYSE is not affiliated with Barclays Bank PLC and do not approve, endorse, review or recommend Barclays Bank PLC or the ETNs.

The intraday indicative value will be derived from sources deemed reliable, but NYSE and its suppliers do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with any series of ETNs. NYSE makes no warranty, express or implied, as to results to be obtained by Barclays Bank PLC, Barclays Bank PLC’s customers, holders of the ETNs, or any other person or entity from the use of the intraday indicative value or any data included therein. NYSE makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value or any data included therein.

NYSE, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of NYSE, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday indicative value or any series of the ETNs, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. NYSE shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the intraday indicative value, from whatever cause. NYSE is not responsible for the selection of or use of any Index or any series of the ETNs, the accuracy and adequacy of any Index or information used by Barclays Bank PLC and the resultant output thereof.

The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs.  The actual trading price of any series of ETNs in the secondary market may vary significantly from their intraday indicative value.  See “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The ETNs May Trade at a Substantial Premium to or Discount from the Intraday Indicative Value” in this pricing supplement.

Furthermore, as the intraday indicative value is calculated using the daily redemption value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the investor fee that may have accrued over the course of such trading day.  Published Index levels from the Index Sponsors may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative value for a series of ETNs.  The actual trading price of any series of ETNs may be different from their intraday indicative value.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in ETNs registered in street name or in ETNs issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Each series of ETNs is part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004 (the “Indenture”), between Barclays Bank PLC and The Bank of New York Mellon, as trustee, (the “Trustee”) from time to time. This pricing supplement summarizes specific financial and other terms that apply to each series of ETNs. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—Indices” in the accompanying prospectus supplement. The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus, prospectus supplement and any related free writing prospectuses and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

Please note that the information about the price to the public and the proceeds to Barclays Bank PLC on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of each series of ETNs in more detail below.

Coupon

We will not pay you interest during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $50.

Payment at Maturity

If you hold your ETNs to maturity, you will receive a cash payment in U.S. dollars at maturity that is linked to percentage change in the value of the Index between the inception date and the final valuation date. The cash payment in U.S. dollars at maturity for the ETNs will be an amount equal to (1) the principal amount of your ETNs times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.

For any series of ETNs, the index factor for the Index underlying the ETNs on the final valuation date will be equal to the final index level divided by the initial index level.  The initial index level is the closing value of the Index underlying the ETNs on the inception date and the final index level is the closing value of the Index underlying the ETNs on the final valuation date.

Investor Fee

The accrued investor fee for a series of ETNs is equal to 0.75% per year times the principal amount of your ETNs times the applicable index factor, calculated on a daily basis in the following manner. The accrued investor fee on the inception date of the ETNs was equal to zero. On each subsequent calendar day until maturity or early redemption, the accrued investor fee will increase by an amount equal to (1) 0.75% per year times (2) the principal amount of your ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

Because the investor fee reduces the amount of your return at maturity or upon early redemption, the value of the Index underlying the ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon early redemption.  If the value of the Index underlying the ETNs decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon early redemption

Inception, Issuance and Maturity

The Agriculture ETNs, Copper ETNs, Energy ETNs, Grains ETNs, Industrial Metals ETNs, Livestock ETNs, Natural Gas ETNs and Nickel ETNs were each first sold on October 23, 2007, were each first issued on October 26, 2007, and are each due on October 22, 2037.

The Aluminum ETNs, Coffee ETNs, Cotton ETNs, Platinum ETNs, Precious Metals ETNs, Softs ETNs, Sugar ETNs and Tin ETNs were each first sold on June 24, 2008, were each first issued on June 27, 2008, and are each due on June 24, 2038.

If the maturity date for a series of ETNs stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date (as described below), then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Payment Upon Redemption

Prior to maturity, you may, subject to certain restrictions, redeem your ETNs on any redemption date during the term of the ETNs, provided that you present at least 50,000 ETNs of the same series for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your ETNs for redemption with those of other investors to reach this minimum. If you choose to redeem your ETNs on a redemption date, you will receive a cash payment in U.S. dollars on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your ETNs times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date.  You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date.  We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs.  Any such reduction will be applied on a consistent basis for all holders of ETNs at the time the reduction becomes effective.

The index factor for a series of ETNs on the relevant valuation date is the closing value of the Index underlying such ETNs on that day divided by the initial index level.  The initial index level is the closing value of the Index underlying the ETNs on the relevant inception date.

The investor fee is calculated as described in “Specific Terms of the ETNs — Investor Fee.”

In the event that payment upon redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.

Redemption Date

A redemption date is the third business day following a valuation date (other than the final valuation date).  The final redemption date for each series of ETNs will be the third business day following the valuation date that is immediately prior to the final valuation date for that series of ETNs.

Valuation Date

In the case of the Agriculture ETNs, Copper ETNs, Energy ETNs, Grains ETNs, Industrial Metals ETNs, Livestock ETNs, Natural Gas ETNs and Nickel ETNs, a valuation date is each business day from October 24, 2007 to October 15, 2037, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.  We refer to Thursday, October 15, 2037, as the “final valuation date” for these series of ETNs.

In the case of the Aluminum ETNs, Coffee ETNs, Cotton ETNs, Platinum ETNs, Precious Metals ETNs, Softs ETNs, Sugar ETNs and Tin ETNs, a valuation date is each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.  We refer to June 17, 2038, as the “final valuation date” for these series of ETNs.

Early Redemption Procedures

You may, subject to the minimum redemption amount described above, elect to redeem your ETNs on any redemption date. To redeem your ETNs, you must instruct your broker or other person with whom you hold your ETNs to take the following steps:

•                       deliver a notice of redemption, which is attached as Annex A, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•                       deliver the signed confirmation of redemption to us via facsimile or email in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•                     instruct your DTC custodian to book a delivery vs. payment trade with respect to your ETNs on the valuation date at a price equal to the applicable daily redemption value, facing Barclays DTC 5101; and

•                     cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If we do not receive your notice of redemption by 4:00 p.m., New York City time, or your confirmation of redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date.  Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

The daily redemption value will be calculated on a valuation date that will occur after the redemption notice is submitted.  It is not possible to publicly disclose, or for you to determine, the precise redemption value prior to your election to redeem.  The redemption value may be below the most recent intraday indicative value or daily redemption value of your ETNs at the time when you submit your redemption notice.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Redemption” above, the calculation agent will determine the value of the relevant Index on each valuation date, including the final valuation date. As described above, a valuation date for any series of ETNs may be postponed and thus the determination of the value of the relevant Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing.  In no event, however, will a valuation date for a series of ETNs be postponed by more than five trading days.

If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day.

Any of the following will be a market disruption event:

•                       a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•                       the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•                       failure by the Index Sponsors to publish the closing value of the relevant Index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more index components; or

•                       any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement.

The following events will not be market disruption events:

•                     a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•                     a decision by a trading facility to permanently discontinue trading in any index component.

Default Amount on Acceleration

If an event of default occurs and the maturity of a series of ETNs is accelerated, we will pay the default amount in respect of the principal of that series of ETNs at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which each series of ETNs is a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies”.

Default Amount

The default amount for a series of ETNs on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to that series of ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to such ETNs. That cost will equal:

•                  the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•                  the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of such ETNs in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for a series of ETNs, which we describe below, the holders of such ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•                     no quotation of the kind referred to above is obtained, or

•                       every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the series of ETNs.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•       A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•        P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Further Issuances

We may, without your consent, create and issue additional securities having the same terms and conditions as any series of ETNs. If there is substantial demand for a series of ETNs, we may issue additional ETNs frequently.  We may consolidate the additional securities to form a single class with the outstanding ETNs. However, we are under no obligation to issue additional ETNs of any series.  We also reserve the right to cease or suspend sales of any series of ETNs from inventory held by our affiliate Barclays Capital Inc. at any time.

Discontinuance or Modification of an Index

If the Index Sponsors discontinue publication of an Index and they or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the value of the relevant Index on the applicable valuation date and the amount payable at maturity or upon redemption by reference to such successor index.

If the calculation agent determines that the publication of an Index is discontinued and that there is no successor index, or that the closing level of an Index is not available because of a market disruption event or for any other reason, on the date on which the value of that Index is required to be determined, or if for any other reason an Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the relevant Index.

If the calculation agent determines that an Index, the index components of an Index or the method of calculating an Index has been changed at any time in any respect—Including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of an Index and the amount payable at maturity or upon redemption or otherwise relating to the value of an Index may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of a series of ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the Trustee in New York City, but only when the ETNs are surrendered to the Trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to a series of ETNs, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Role of Calculation Agent

Currently, we serve as the calculation agent. We may change the calculation agent without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of each series of ETNs, including at maturity or upon redemption, market disruption events, business days, trading days, the investor fee, the default amount, the initial index level, the final index level, the closing value of the Index on any valuation date, the maturity date, redemption dates, the amount payable in respect of your ETNs at maturity or upon redemption and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

DTC participants that hold ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of ETNs for the purposes we describe in the attached prospectus supplement under “Use of Proceeds and Hedging”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the ETNs as described below.

In anticipation of the sale of a series of ETNs, we or our affiliates expect to enter into hedging transactions involving purchases of instruments linked to the Index underlying those ETNs prior to or on the inception date. In addition, from time to time after we issue a series of ETNs, we or our affiliates may enter into additional hedging transactions or unwind those hedging transactions we have entered into. In this regard, we or our affiliates may:

•                       acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the index components (including the underlying physical commodities) or Indices;

•                       acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices, contracts or commodities; or

•                       any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to a series of ETNs from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions on or before a final valuation date. That step may involve sales or purchases of listed or over-the-counter options or futures on index components (including the underlying physical commodities) or listed or over-the-counter options, futures, or other instruments linked to the level of index components or the Indices, as well as other indices designed to track the performance of the Indices or other components of the commodities market.

The hedging activity discussed above may adversely affect the level of an Index and, as a consequence, the market value of the ETNs linked to that Index from time to time and the amount payable at maturity or upon redemption. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our

hedging activities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement and is the opinion of Sullivan & Cromwell LLP, our counsel. It applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•                       a dealer in securities or currencies;

•                       a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•                       a bank;

•                       a life insurance company;

•                       a tax-exempt organization;

•                       a regulated investment company;

•                       a partnership or other pass-through entity;

•                       a person that owns an ETN as a hedge or that is hedged against interest rate risks;

•                       a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or

•                       a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This section describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•                       a citizen or resident of the United States;

•                       a domestic corporation;

•                       an estate whose income is subject to U.S. federal income tax regardless of its source; or

•      a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, each series of ETNs should be treated as a pre-paid executory contract with respect to the Index underlying those ETNs. Pursuant to the terms of each series of ETNs, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat such ETNs for all U.S. federal income tax purposes in accordance with such characterization. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs. In general, your tax basis in your ETNs will be equal to the price you paid for your ETNs. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year.

No statutory, judicial or administrative authority directly discusses how your ETNs should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the ETNs are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments

There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes.  Therefore the Internal Revenue Service might assert that your ETNs should be treated in a manner that differs from that described above. For example, the Internal Revenue Service might assert that your ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If your ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. You would recognize gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. In general, your adjusted basis in your ETNs would be equal to the amount you paid for your ETNs, increased by the amount of interest you previously accrued with respect to your ETNs. Any gain you recognize upon the sale, early redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter, would be capital loss.

Moreover, it is possible that the Internal Revenue Service could seek to tax your ETNs by reference to your deemed ownership of the relevant index components.  In such a case, it is possible that Section 1256 of the Internal Revenue Code could apply to your ETNs, in which case any gain or loss that you recognize with respect to the ETNs that is attributable to the regulated futures contracts represented in the Index underlying your ETNs could be treated as 60% long-term capital gain or loss and 40%

short-term capital gain or loss, without regard to your holding period in the ETNs.  Under this approach, you could also be required to mark such portion of the relevant ETN to market at the end of each taxable year (i.e., recognize gain, and possibly recognize loss, as if the relevant portion of your ETNs had been sold for fair market value).  Under this alternative treatment, you could also be required to (i) recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the relevant Index rebalances or each time a futures contract tracked by the relevant Index rolls, and (ii) currently accrue ordinary interest income in respect of the notional interest component of the relevant Index.

Even if you are not treated as owning the underlying components of the relevant Index, it is possible that you would be required to (i) recognize gain or loss, at least a portion of which could be short-term capital gain or loss, each time the relevant Index rebalances or each time a contract that is tracked by the Index underlying your ETNs rolls and (ii) currently accrue ordinary interest income in respect of the notional interest component of your ETNs. In addition, it is possible that the Internal Revenue Service could assert that any gain or loss that you recognize upon early redemption or maturity of your ETNs should be treated as ordinary gain or loss, or that you should otherwise be required to accrue interest over the term of your ETNs.  It is also possible that the ETNs could be treated as notional principal contracts.  If the ETNs were treated as notional principal contracts, you could be required to accrue income over the term of your ETNs, and any gain your recognize upon the maturity of your ETNs would generally be treated as ordinary income.  In addition, it is possible that you could be required to recognize gain or loss at any time when the relevant Index is modified, adjusted, discontinued or replaced with a successor index.

If your ETNs are linked to an Index that includes a metal (including both precious metals and industrial metals), it is also possible that the Internal Revenue Service could assert that your ETNs should be treated as giving rise to “collectibles” gain or loss if you hold your ETNs for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of such ETNs is not the sale or exchange of a collectible but is rather a sale or exchange of a contract that reflects the value of a collectible.  Under current law, “collectibles” gain is subject to tax at marginal rates of up to 28%.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your ETNs should end on the date on which the amount you are entitled to receive upon the early redemption or maturity of your ETNs is determined, even though you will not receive any amounts from the issuer in respect of your ETNs prior to the early redemption or maturity of your ETNs.  In such a case, you may be treated as having a holding period in respect of your ETNs that is less than one year even if you receive cash upon the early redemption or maturity of your ETNs at a time that is more than one year after the beginning of your holding period.

In addition, the Internal Revenue Service could potentially assert that you should be required to treat amounts attributable to the investor fee as amounts of expense.  The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions.  Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your ETNs.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of the ETNs.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis.   The notice also states that the Internal Revenue Service and the Treasury Department are considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of instruments such as the ETNs should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.

Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts.   While it is impossible to

anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs (and while any such guidance may be issued on a prospective basis only), such guidance could require you to accrue income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until early redemption or maturity. The outcome of this process is uncertain.  Except to the extent otherwise provided by law, we intend to treat the ETNs for U.S. federal income tax purposes in accordance with the treatment described in this section unless and until such time as the Internal Revenue Service and the Treasury Department determine that some other treatment is more appropriate.

Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the ETNs after the bill was enacted to accrue interest income on a current basis.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your ETNs.

“Specified Foreign Financial Asset” Reporting

Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns.  “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include the ETNs), but only if they are held for investment and not held in accounts maintained by financial institutions:  (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties and (iii) interests in foreign entities.   Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the ETNs.

Information Reporting and Backup Withholding

Please see the discussion under “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your ETNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We sold a portion of the ETNs on their respective inception dates, at 100% of their stated principal amount.  The remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., as agent.  Sales of the ETNs by us after their inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices.  Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the ETNs.

In connection with this offering, we will sell ETNs to dealers as principal, and such dealers may then resell ETNs to the public at varying prices that the dealers will determine at the time of resale.  In addition, such dealers may make a market in ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice.  This prospectus (including this pricing supplement and the accompanying prospectus and prospectus supplement) may be used by such dealers in connection with market-making transactions.  In these transactions, dealers may resell an ETN covered by this prospectus that they acquire from other holders after the original offering and sale of the relevant ETNs, or they may sell an ETN covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”). Among other activities, broker-dealers and other persons may make short sales of ETNs and may cover such short positions by borrowing ETNs from us or our affiliates or by purchasing ETNs from us or our affiliates subject to our obligation to repurchase such ETNs at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

ANNEX A

NOTICE OF REDEMPTION

To: [ipathredemptions@barclays.com]

Subject: iPath® Notice of Redemption, CUSIP No. [ ]

[BODY OF EMAIL]

Name of holder: [ ]

Number of ETNs to be redeemed: [ ]

Applicable Valuation Date: [ ], 20[ ]

Contact Name: [ ]

Telephone #: [ ]

Acknowledgement: I acknowledge that the ETNs specified above will not be redeemed unless all of the requirements specified in the pricing supplement relating to the ETNs are satisfied.

A-1

ANNEX B

CONFIRMATION OF REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax:      212-412-1232

Dear Sir/Madam:

The undersigned holder of Barclays Bank PLC’s $[insert aggregate principal amount]  Global Medium-Term Notes, Series A, iPath® Exchange Traded Notes due [insert maturity date] CUSIP No. [insert CUSIP No.] (the “ETNs”), redeemable for a cash amount based on the [insert name of relevant Index]  hereby irrevocably elects to exercise, on the redemption date of ____________, with respect to the number of ETNs indicated below, as of the date hereof, the redemption right as described in the prospectus relating to the ETNs (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the ETNs (specified below) to book a delivery vs. payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the applicable daily redemption value, facing Barclays DTC 5101 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of ETNs surrendered for redemption:

DTC # (and any relevant sub-account):
Contact Name:
Telephone:

(You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date.)

B-1

BARCLAYS BANK PLC

$350,000,000 iPath® Bloomberg Agriculture Subindex Total ReturnSM ETN

$125,000,000 iPath® Bloomberg Aluminum Subindex Total ReturnSM ETN

$450,000,000 iPath® Bloomberg Coffee Subindex Total ReturnSM ETN

$325,000,000 iPath® Bloomberg Copper Subindex Total ReturnSM ETN

$150,000,000 iPath® Bloomberg Cotton Subindex Total ReturnSM ETN

$250,000,000 iPath® Bloomberg Energy Subindex Total ReturnSM ETN

$362,500,000 iPath® Bloomberg Grains Subindex Total ReturnSM ETN

$250,000,000 iPath® Bloomberg Industrial Metals Subindex Total ReturnSM ETN

$450,000,000 iPath® Bloomberg Livestock Subindex Total ReturnSM ETN

$767,500,000 iPath® Bloomberg Natural Gas Subindex Total ReturnSM ETN

$250,000,000 iPath® Bloomberg Nickel Subindex Total ReturnSM ETN

$175,000,000 iPath® Bloomberg Platinum SubindexTotal ReturnSM ETN

$125,000,000 iPath® Bloomberg Precious Metals Subindex Total ReturnSM ETN

$162,500,000 iPath® Bloomberg Softs Subindex Total ReturnSM ETN

$160,000,000 iPath® Bloomberg Sugar Subindex Total ReturnSM ETN

$175,000,000 iPath® Bloomberg Tin Subindex Total ReturnSM ETN

GLOBAL MEDIUM-TERM NOTES, SERIES A

Pricing Supplement dated May 11, 2016

(to Prospectus dated July 19, 2013 and
Prospectus Supplement dated July 19, 2013)

Patent Pending